UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

  Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                         Date of Report:  July 17, 2003
                        (Date of earliest event reported)

                          MERGE TECHNOLOGIES INCORPORATED
                (Exact name of registrant as specified in the charter)

             Wisconsin  	       0-29486 		   39-1600938
   (State or other jurisdiction  (Commission File No.)   (IRS Employer
         of incorporation)                             Identification No.)


             1126 South 70th Street, Milwaukee, Wisconsin  53214-3151
                     (Address of Principal Executive Offices)

                                  (414) 977-4000
                 (Registrant's telephone number including area code)

                                       N/A
             (Former name or former address, if changed since last report)


<PAGE i>


ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS
---------------------------------------------

	On July 17, 2003, Merge Technologies Incorporated (the "Company") acquired 100% of the outstanding shares of RIS Logic, Incorporated ("RIS Logic") in exchange for 772,000 shares of Merge common stock, cash of $2,724,000, the payment of $1,700,000 of liabilities as a closing condition of the sale and the issuance of 128,000 options to replace existing fully vested options previously issued to RIS Logic employees from the Merge Technologies Incorporated 2003 Stock Option Plan. The Company has agreed to file a registration statement
to register shares issued from the 2003 Option Plan.   The Company has agreed
to make this filing within 30 days of closing the merger.

	RIS Logic has been in the business of the development and sales of Radiology Information Systems ("RIS") to end user imaging centers. Its assets included accounts receivable, capital equipment and intangible assets. The Company intends to utilize the RIS Logic assets in a similar manner as RIS Logic.

	The consideration was negotiated at arms-length between the Company and RIS Logic and includes a premium over the net book value of assets based upon the Company's own assessment of the market value of RIS Logic's assets and the benefits of combining RIS Logic with the Company.

	A copy of the Merger Agreement is filed as an exhibit to this Form 8-K and is incorporated by reference herein.


ITEM 5.	OTHER ITEMS
--------------------

	The Company sold 667,000 shares of common stock in an offering exempt from registration as a private offering, which raised $8,000,000 of gross proceeds to the Company before any expenses associated with the offering of these shares. The monies raised are for general corporate purposes. The Company has agreed to file a registration statement to register these shares within 60 days of closing the private offering.

	In connection with the private offering, the Company provided a Confidential Private Placement Memorandum ("PPM") which, among other things, set forth certain risk factors which the investors should consider. For information concerning these risk factors, reference is made to the PPM, a copy which is filed as an exhibit to this Form 8-K and is incorporated by reference herein.


ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

(a) Financial statements
------------------------

	Financial statements of the business acquired will be filed by amendment not later than 60 days from the due date of this filing.


<PAGE 1>


(b) Exhibits
------------

	10.1	Merger Agreement by and among Merge Technologies Incorporated,
		RL Acquisition Corp, RIS Logic Incorporated, and the Principal Shareholders of RIS Logic Incorporated dated July 9, 2003.

	10.2	Confidential Private Placement Memorandum dated July 18,
		2003.

	99.1	News Release related to the Private Placement of 667,000
		shares of Merge Technologies Incorporated common stock.

<PAGE 2>



                                    SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				MERGE TECHNOLOGIES INCORPORATED



Dated:  July 29, 2003		By:  /s/ Richard A. Linden
				     ---------------------------------------
				     Richard A. Linden,
				     President and Chief Executive Officer



				MERGE TECHNOLOGIES INCORPORATED



Dated:  July 29, 2003		By:  /s/ Scott T. Veech
				     ---------------------------------------
				     Scott T. Veech
				     Chief Financial Officer, Treasurer and
				       Secretary

<PAGE 3>


EXHIBIT 10.1



        ===============================================================




                                MERGER AGREEMENT



                                 BY AND AMONG



                        MERGE TECHNOLOGIES INCORPORATED,

                             RL ACQUISITION CORP.,

                            RIS LOGIC INCORPORATED

                                     AND


              THE PRINCIPAL SHAREHOLDERS OF RIS LOGIC INCORPORATED





                                 JULY 9, 2003





        ===============================================================

                              TABLE OF CONTENTS

SECTION 1. DEFINITIONS.................................................	 1


SECTION 2. THE MERGER; CLOSING; EFFECTIVE TIME.........................	 8

2.1. 	THE MERGER.....................................................	 8
2.2 	CLOSING........................................................	 8
2.3 	EFFECTIVE TIME.................................................	 8
2.4 	CHARTER AND BYLAWS.............................................	 8
2.5. 	DIRECTORS AND OFFICERS.........................................	 9
2.6 	EFFECT OF THE MERGER ON SHARES.................................	 9
2.7 	EXCHANGE OF SHARES FOR MERGER CONSIDERATION.................... 12
2.8 	ESCROW.........................................................	13
2.9 	LOCKUP AND HOLDBACK PROVISION..................................	14

SECTION 3. REPRESENTATIONS AND WARRANTIES OF COMPANY AND THE
PRINCIPAL SHAREHOLDERS.................................................	14

3.1 	ORGANIZATION...................................................	15
3.2 	AUTHORIZATION OF TRANSACTION...................................	15
3.3 	NONCONTRAVENTION; CONSENTS.....................................	15
3.4. 	CAPITALIZATION.................................................	16
3.5 	FINANCIAL STATEMENTS...........................................	17
3.6 	UNDISCLOSED LIABILITIES........................................	18
3.7 	EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END...............	18
3.8 	ACCOUNTS RECEIVABLE............................................	20
3.9 	TAX MATTERS....................................................	20
3.10 	CONTRACTS......................................................	22
3.11 	REAL PROPERTY..................................................	24
3.12 	INVENTORY......................................................	25
3.13 	TITLE AND RELATED MATTERS......................................	25
3.14 	INTELLECTUAL PROPERTY AND CAPITALIZED SOFTWARE.................	26
3.15 	LITIGATION.....................................................	27
3.16 	EMPLOYEE BENEFITS..............................................	27
3.17 	LABOR RELATIONS; EMPLOYEES.....................................	29
3.18 	ENVIRONMENTAL MATTERS..........................................	30
3.19 	LEGAL COMPLIANCE...............................................	32
3.20 	PERMITS........................................................	32
3.21 	AFFILIATE AGREEMENTS...........................................	32
3.22 	INSURANCE......................................................	33
3.23 	BANK ACCOUNTS AND POWERS.......................................	33
3.24 	BROKERS' FEES..................................................	33
3.25 	CERTAIN PAYMENTS...............................................	33
3.26 	CUSTOMER RELATIONSHIPS.........................................	34
3.27 	VENDORS........................................................	34
3.28 	BOARD AND SHAREHOLDER APPROVAL................................. 34
3.29 	BOOKS AND RECORDS..............................................	34

3.30 	ANTITRUST LAW COMPLIANCE.......................................	35
3.31 	PRODUCT LIABILITY..............................................	35
3.32	FULL DISCLOSURE................................................ 35

SECTION 4. REPRESENTATIONS AND WARRANTIES OF MERGE.....................	35

4.1 	ORGANIZATION...................................................	36
4.2 	AUTHORIZATION OF TRANSACTION...................................	36
4.3 	NONCONTRAVENTION; CONSENTS.....................................	36
4.4 	LITIGATION.....................................................	36
4.5	REPORTS AND FINANCIAL STATEMENTS...............................	37
4.6	ABSENCE OF CERTAIN CHANGES.....................................	37
4.7	AVAILABILITY OF FUNDS..........................................	37
4.8	ABSENCE OF UNDISCLOSED LIABILITIES.............................	37
4.9	VALIDITY OF MERGE SHARES.......................................	37
4.10	COMPLIANCE WITH LAWS...........................................	37
4.11 	FULL DISCLOSURE................................................	38

SECTION 5. PRE-CLOSING COVENANTS.......................................	38

5.1 	GENERAL........................................................	38
5.2 	NOTICES AND CONSENTS........................................... 38
5.3 	CARRY ON IN ORDINARY COURSE....................................	38
5.4 	NO DEFAULT.....................................................	39
5.5 	FULL ACCESS....................................................	40
5.6 	NOTICE OF DEVELOPMENTS......................................... 40
5.7 	EXCLUSIVITY....................................................	40
5.8	TAX MATTERS....................................................	41

SECTION 6. POST-CLOSING COVENANTS......................................	41

6.1 	GENERAL........................................................	41
6.2 	LITIGATION SUPPORT.............................................	41
6.3 	AGREEMENTS REGARDING TAX MATTERS...............................	42
6.4 	CONFIDENTIAL INFORMATION.......................................	43
6.5 	COVENANT NOT TO COMPETE; SOLICITATION..........................	43
6.6   	CUSTOMER CONTRACTS FOR REMAINDER OF 2003.......................	43
6.7	MERGE SECURITIES MATTERS.......................................	44
6.8 	BOARD REPRESENTATION...........................................	44
6.9	RESTATED FINANCIAL STATEMENTS OF THE COMPANY...................	44
6.10	CONSENT TO ACCOUNTANT FOR COMPANY..............................	44
6.11	FILING FORM S-8................................................	45
6.12	OPTIONS........................................................	45

SECTION 7. CLOSING CONDITIONS..........................................	45

7.1 	CONDITIONS TO OBLIGATION OF MERGE..............................	45
7.2 	CONDITIONS TO OBLIGATION OF THE COMPANY AND ITS SHAREHOLDERS...	48

SECTION 8. REMEDIES FOR BREACHES OF THIS AGREEMENT.....................	49

8.1 	SURVIVAL.......................................................	49
8.2	INDEMNIFICATION PROVISIONS FOR BENEFIT OF MERGE................	49
8.3 	INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SHAREHOLDERS.....	50
8.4 	INDEMNIFICATION PROCEDURES.....................................	50
8.5	SOURCE OF INDEMNIFICATION; LIMITATION ON LIABILITY.............	51
8.6 	BASKET AND DEDUCTIBLE; INSURANCE...............................	51
8.7 	RIGHT OF SET-OFF...............................................	52

SECTION 9. TERMINATION.................................................	52

9.1 	TERMINATION OF AGREEMENT.......................................	52
9.2 	EFFECT OF TERMINATION..........................................	52

SECTION 10. MISCELLANEOUS..............................................	53

10.1 	PRESS RELEASES AND ANNOUNCEMENTS...............................	53
10.2 	EXPENSES; TRANSFER TAXES.......................................	53
10.3 	WAIVER.........................................................	53
10.4 	FURTHER ASSURANCES.............................................	54
10.5 	NO THIRD-PARTY BENEFICIARIES...................................	54
10.6 	SUCCESSORS AND ASSIGNS......................................... 54
10.7 	SEVERABILITY...................................................	54
10.8 	COUNTERPARTS; FACSIMILE SIGNATURES.............................	54
10.9 	DESCRIPTIVE HEADINGS; CONSTRUCTION.............................	54
10.10 	NOTICES........................................................	55
10.11 	ENTIRE AGREEMENT...............................................	56
10.12 	AMENDMENTS.....................................................	56
10.13 	TIME OF ESSENCE................................................	56
10.14 	INCORPORATION OF EXHIBITS AND SCHEDULES........................	56
10.15 	ATTORNEYS' FEES; GOVERNING LAW.................................	56

                                    EXHIBITS

Grantors of Powers of Attorney to Principal Shareholders....... Exhibit A
2003 Stock Option Plan and Board Action........................ Exhibit B
Escrow Agreement............................................... Exhibit C
Investment Representation and Lockup Agreement................. Exhibit D1
Investment Representation Agreement for Option Holders......... Exhibit D2
Noncompetition and Non-Solicitation Agreement.................. Exhibit E
Items for Opinion of Counsel of Company........................ Exhibit F
Items for Opinion of Counsel to Merge.......................... Exhibit G
Form of Appointment............................................ Exhibit H
Form of Stock Grant............................................ Exhibit I

                                    SCHEDULES

Subsidiaries and Affiliates.................................... Schedule 3.1
Liens and Encumbrances; Consents............................... Schedule 3.3
Capitalization................................................. Schedule 3.4
Company Financial Statements................................... Schedule 3.5
Undisclosed Liabilities........................................ Schedule 3.6
Conduct of Business............................................ Schedule 3.7
Accounts Receivable............................................ Schedule 3.8
Tax Matters.................................................... Schedule 3.9
Contracts...................................................... Schedule 3.10
Leases......................................................... Schedule 3.11
Title.......................................................... Schedule 3.13
Intellectual Property.......................................... Schedule 3.14
Litigation..................................................... Schedule 3.15
Employee Benefit Plans......................................... Schedule 3.16
Employee Matters............................................... Schedule 3.17(b)
Environmental Matters.......................................... Schedule 3.18
Legal Compliance...............................................	Schedule 3.19
Permits........................................................	Schedule 3.20
Affiliate Agreements...........................................	Schedule 3.21
Insurance......................................................	Schedule 3.22
Bank Accounts..................................................	Schedule 3.23
Broker Compensation............................................	Schedule 3.24
Customers......................................................	Schedule 3.26
Vendors........................................................	Schedule 3.27
Non-Solicitation...............................................	Schedule 6.5
2003 Customer Contracts........................................ Schedule 6.6
Promissory Notes...............................................	Schedule 7.2(k)
Loan Payoff Amount.............................................	Schedule 7.2(l)

                                 MERGER AGREEMENT
				------------------

	THIS MERGER AGREEMENT (the "AGREEMENT") is made and entered into as of the 9th day July, 2003 by and among MERGE TECHNOLOGIES INCORPORATED, a Wisconsin corporation ("MERGE"), RL ACQUISITION CORP., a Delaware corporation ("ACQUISITION SUB"), RIS LOGIC INCORPORATED, an Ohio corporation (the "COMPANY"), and DAN QUIGG, DR. FRANK SEIDELMANN and DR. NORBERT REICH (each a "PRINCIPAL SHAREHOLDER" and collectively, the "PRINCIPAL SHAREHOLDERS"). Each of the Principal Shareholders, by virtue of powers of attorney, also is executing this Agreement on behalf of all of such Principal Shareholders' Related Persons which have granted powers of attorney to such Principal Shareholder and which are listed on EXHIBIT A.

                                    RECITALS

	A. The Company is presently engaged in the business of providing radiology information systems for diagnostic imaging to hospitals and imaging centers.

	B. The Principal Shareholders either founded the Company or are its executive officers and directors, and together with the Principal
Shareholders' Related Persons in the aggregate own over 89% of the outstanding Shares of the Company on the date hereof.

	C. The respective boards of directors of each of MERGE, ACQUISITION SUB, and the COMPANY have determined that the merger of the Company with and into Acquisition Sub (the "Merger") upon the terms and subject to the conditions set forth in this Agreement is advisable and have approved the Merger.

	D. The parties desire to make certain representations, warranties, covenants and agreements as set forth in this Agreement.

        NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the value, receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                             SECTION 1. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings set forth below:

	"AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

	"AFFILIATED GROUP" means any affiliated group within the meaning of
Section 1504(a) of the Code or any similar provision of state, local or foreign Law.


<PAGE 1>


	"AGREEMENT" means this Merger Agreement, as the same may be amended from time to time in accordance with the terms hereof.

	"ANCILLARY AGREEMENTS" means the Escrow Agreement, Investment Representation and Lockup Agreement, the Non-Competition and Non-Solicitation Agreements and any Employment Agreement to be signed at Closing by an employee of the Company or a Principal Shareholder.

	"CODE" means the Internal Revenue Code of 1986, as amended.

	"COMPANY" means RIS Logic Incorporated, an Ohio corporation, and for purposes of Section 3 (Representations and Warranties of Company and the Principal Shareholders) includes its predecessor company Binnacle, LLC, an Ohio limited liability company which was merged into RIS Logic Incorporated on January 1, 2001.

	"CONTRACTS" means, collectively, all leases, licenses, agreements, purchase orders, indentures, contracts, commitments, bids and proposals, Plans, guarantees, letters of credit, bonds, notes, mortgages, indemnities, and all orders outstanding for the purchase or provision of materials, goods or services by the Company, in each case whether written or oral, including those listed on SCHEDULE 3.10, to which the Company is a party.

	"EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in Section 3(2) of ERISA.

	"EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in Section 3(1) of ERISA.

	"ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES" means any cost, damages, expense, liability, obligation or other responsibility, including those of the foregoing which are latent, contingent or potential in nature, arising from or under any Environmental Law and consisting of or relating to:

	(a) any environmental, health or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

	(b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law;

	(c) financial responsibility under Environmental Law or Law related to occupational safety and health for cleanup costs or corrective action, including any investigation, cleanup, removal, containment


<PAGE 2>

	    or other remediation or response actions required by any Environmental Law (whether or not such action has been required or requested by any Governmental Entity or any other Person) and for any natural resource damages; or

        (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law.

        The terms "removal" and "remediation," and "responsive action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et. seq., as amended ("CERCLA").

        "ENVIRONMENTAL LAW" means any Law with respect to the preservation of the environment or the promotion of worker health and safety, including any Law relating to Hazardous Materials, drinking water, surface water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, noises, odors, air emissions, waste emissions or wells. Without limiting the generality of the foregoing, the term encompasses each of the following statutes and the regulations promulgated thereunder, and any similar applicable state, local or foreign Law, each as amended (a) CERCLA, (b) the Solid Waste Disposal Act,
(c) the Hazardous Materials Transportation Act, (d) the Toxic Substances Control Act, (e) the Clean Water Act, (f) the Clean Air Act, (g) the Safe Drinking Water Act, (h) the National Environmental Policy Act of 1969, (i) the Superfund Amendments and Reauthorization Act of 1986, (j) Title III of the Superfund Amendments and Reauthorization Act, (k) the Federal Insecticide, Fungicide and Rodenticide Act and (l) the provisions of the Occupational Safety and Health Act of 1970 relating to the handling of and exposure to Hazardous Materials and similar substances.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "GAAP" means United States generally accepted accounting principles, as in effect as of the date of this Agreement, and in the case of the Company (but not Merge) without regard to Regulation S-X or other special rules applicable to public companies.

        "GOVERNMENTAL ENTITY" means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

        "HAZARDOUS ACTIVITY" means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about or from the facilities or any part thereof into the environment, other than in ordinary use in compliance with Laws, and any other act, business,


<PAGE 3>


operation or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the facilities, or that may affect the value of the facilities of the Company.

        "HAZARDOUS MATERIALS" means each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance that is defined, determined or identified as hazardous or toxic under any Environmental Law or the Release of which is prohibited under any Environmental Law. Without limiting the generality of the foregoing, the term will include (a) "hazardous substances" as defined in CERCLA, the Superfund Amendments and Reauthorization Act of 1986, or Title III of the Superfund Amendments and Reauthorization Act and regulations promulgated thereunder, each as amended, (b) "hazardous waste" as defined in the Solid Waste Disposal Act and regulations promulgated
thereunder, each as amended,   ( c) "hazardous materials" as defined in the
Hazardous Materials Transportation Act and the regulations promulgated thereunder, each as amended, (d) "chemical substance or mixture" as defined in the Toxic Substances Control Act and regulation promulgated thereunder, each as amended, (e) petroleum and petroleum products and byproducts and (f) asbestos.

        "INTELLECTUAL PROPERTY" means, collectively, patents, patent disclosures, trademarks, service marks, trade dress, logos, trade names, copyrights and mask works, and all registrations, applications, reissuances, continuations, continuations-in-part, revisions, extensions, reexaminations and associated goodwill with respect to each of the foregoing, computer software (including source and object codes), computer programs, computer data bases and related documentation and materials, data, documentation, trade secrets, confidential business information (including ideas, formulas, compositions, inventions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, proposals and technical data, financial, marketing and business data and pricing and cost information) and other intellectual property rights (in whatever form or medium).

        "IRS" means the Internal Revenue Service of the Department of the Treasury.

        "KNOWLEDGE OF THE PRINCIPAL SHAREHOLDERS", or "PRINCIPAL SHAREHOLDERS' KNOWLEDGE", means the actual knowledge of the applicable shareholder of the Company following reasonable investigation appropriate for such Person's status with the Company.

        "LAW" means any constitutional provision, statute, law, rule, regulation, Permit, decree, injunction, judgment, order, ruling, determination, finding or writ of any Governmental Entity.

        "LIEN" means any mortgage, pledge, security interest, charge, claim, suretyship, attachment, restriction or encumbrance, other than (a) mechanics', materialmens' and similar liens with respect to amounts not yet due and payable, (b) liens for Taxes not yet due and payable and (c) liens securing rental payments under capital lease arrangements.


<PAGE 4>


	"MATERIAL CONTRACT" means any Contract the terms of which would require it to be disclosed on SCHEDULE 3.10 hereto.

        "MERGE AVERAGE STOCK PRICE" means the 15-day moving average of the closing price of Merge common stock on NASDAQ for the 15 trading days ending on the third trading day before the Closing Date.

        "NET ASSET VALUE" means total assets minus total liabilities of the Company determined in accordance with GAAP.

        "ORGANIZATIONAL DOCUMENTS" means, collectively, (a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) any charter, operating agreement and similar documents adopted or filed in connection with the creation, formation or organization of a Person; and (c) any amendment to any of the foregoing.

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "PERMIT" means any license, permit, franchise, certificate of authority or order, or any waiver of the foregoing, issued by any Governmental Entity.

        "PLAN" means any written plan, fund, program, policy, payroll policy, contract or commitment, whether qualified or not qualified for federal income tax purposes, whether for the benefit of a single individual or more than one individual whether or not subject to ERISA, which is (a) an Employee Pension Benefit Plan, (b) an Employee Welfare Benefit Plan or (c) an incentive, bonus, employment, equity, retention, non-competition, deferred compensation, executive, severance, change in control or ownership or other benefit compensatory plan, fund, program, policy, agreement, contract or commitment of the Company or any Affiliate or subsidiary of the Company for employees, former employees, directors, independent contractors, former independent contractors or their dependents or their beneficiaries.

        "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a Governmental Entity.

	"PRINCIPAL SHAREHOLDERS' RELATED PERSONS" means all Shareholders and/or Persons who have the right to acquire stock by virtue of options, warrants or any other convertible security, and who are listed on Exhibit A with respect to each Principal Shareholder.

        "PROHIBITED TRANSACTION" has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.


<PAGE 5>


        "PURCHASE PRICE" means the Merger Consideration at the Agreed Value (as defined in Section 2.6(a) below) plus the value of the Rollover Options.

        "REGULATORY AGENCY" means (i) the Securities and Exchange Commission,
(ii) any self-regulatory organization (including NASDAQ), and (iii) any other federal, state or foreign governmental or regulatory agency or authority.

        "RELATED PERSON" means with respect to a particular individual: (a) each other member of such individual's Family; (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family; (c) any Person in which such individual or the members of such individual's Family hold (individually or in the aggregate) a Material Interest (as defined below); and (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

"RELATED PERSON" means, with respect to a specified Person other than an individual: (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person; (b) any Person that holds a 5% or more voting or equity interest in such specified Person; (c) each Person that serves as a director, officer, partner, executor or trustee of such specified Person (or in a similar capacity); (d) any Person in which such specified Person holds a Material Interest; (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and (f) any related Person of any individual described in clause (b) or (c). For purposes of this definition, the "FAMILY" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual.

        "RELEASE" means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the environment, whether intentional or unintentional.

        "ROLLOVER OPTIONS" means the options of the Company outstanding on the date hereof which are to be converted into Merge options as contemplated by Section 2.6(f) of this Agreement.

        "SCHEDULES" means, collectively, the disclosure schedules attached to this Agreement, which are incorporated into the Agreement in their entirety and made a part thereof.

        "SHARES" means all of the issued and outstanding voting and non-voting shares of capital stock of the Company.

	"SHAREHOLDERS" means the owners of all the Shares of the Company.

        "TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto.


<PAGE 6>



        "TAX" means any federal, state, local or foreign net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, environmental, capital stock, social security, unemployment, disability, real property, personal property, registration, value added, alternative, add-on minimum, stamp, occupation, premium, windfall profits, customs, duties or other tax, fee, assessment or charge, including any interest, penalty or addition thereto.

        In addition, the following terms shall have the meanings ascribed to them in the section number opposite such term:

	"ACCOUNTS RECEIVABLE"............................  Section 3.8
	"ADJUSTED BASE MERGE STOCK.......................  Section 2.6
	"AUDITOR"........................................  Section 2.6(b)
     	"BALANCE SHEET"..................................  Section 3.8
        "BASE CASH"......................................  Section 2.6
        "BASE MERGE STOCK"...............................  Section 2.6(a)
        "BASKET AMOUNT"..................................  Section 8.5
        "BUSINESS".......................................  Section 6.5
        "CERTIFICATE OF MERGER...........................  Section 2.3
        "CLOSING.........................................  Section 2.2
        "CLOSING DATE....................................  Section 2.2
        "CLOSING DATE BALANCE SHEET".....................  Section 2.6(b)
        "DAMAGES"........................................  Section 8.2
        "DISSENTING SHAREHOLDER".........................  Section 2.6
        "DISSENTING SHARES"..............................  Section 2.6
        "EFFECTIVE TIME".................................  Section 2.3
        "ESCROW".........................................  Section 2.8
        "ESCROW AGENT"...................................  Section 2.8
        "EXCLUDED SHARES.................................  Section 2.6
        "FINANCIAL STATEMENTS............................  Section 3.5(b)
        "INDEMNIFIED BUYERS AND INDEMNIFIED SELLERS......  Section 8.2
        "INTERIM BALANCE SHEET"..........................  Section 3.8
        "INTERIM FINANCIAL STATEMENTS"...................  Section 3.5(a) (ii)
        "MERGE COMPANIES"................................  Section 2.6
        "MERGER CONSIDERATION"...........................  Section 2.6(a)
        "MERGE OPTIONS"..................................  Section 2.6(f)
        "MERGE STOCK"....................................  Section 2.6
        "NET INCOME".....................................  Section 3.1(c)
        "PRELIMINARY CLOSING BALANCE SHEET"..............  Section 2.6(b)
        "YEAR-END FINANCIAL STATEMENTS"..................  Section 3.5(a)(i)


<PAGE 7>


                    SECTION 2.	THE MERGER; CLOSING; EFFECTIVE TIME

	2.1. 	THE MERGER.

	Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 2.3) the Company shall be merged with and into Acquisition Sub and the separate corporate existence of the Company shall thereupon cease. Acquisition Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), and the separate corporate existence of Acquisition Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the Ohio General Corporation Law (the "Ohio Statute") and the Delaware General Corporation Law (the "Delaware Statute"). The Merger is intended to be a reorganization within the meaning of Section 368(a) of the Code and this Agreement is intended to be a "plan of reorganization" within the meaning of the regulations promulgated under Section 368 of the Code and for the purposes of Section 354 and Section 361 of the Code. The parties shall take all reasonable steps to ensure Section 368(a) treatment for the Merger.

	2.2 	CLOSING.

	The closing of the Merger (the "Closing") shall take place (i) at the offices of McDonald Hopkins Co., LPA on the second business day after the day on which the last to be fulfilled or waived of the conditions set forth in
Section 7 shall be satisfied or waived in accordance with this Agreement
(other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions) or (ii) at such other place and time and/or on such other date as the Company and Merge may agree in writing (the "Closing Date"), but no later than July 31, 2003.

	2.3 	EFFECTIVE TIME.

	As soon as practicable following the Closing on the Closing Date, the Company and Merge will cause a certificate of merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Ohio (the "Ohio Secretary") as provided in Section 1701.81 of the Ohio Statute and with the Delaware Secretary of State as provided in
Section 252 of the Delaware Statute. The Merger shall become effective at the time the Certificate of Merger is duly filed with the Secretary of State of the State of Ohio and the Secretary of State of the Corporation Division of the Department of State of the State of Delaware, or at such later time agreed by the parties and established under the Certificate of Merger (the "Effective Time").

	2.4 	CHARTER AND BYLAWS.

	The Certificate of Incorporation of Acquisition Sub as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation (the "Charter"), until duly amended as provided therein or by applicable Law, except that upon filing the Certificate of Merger the name of Acquisition Sub shall be changed to RIS Logic, Inc. The bylaws of Acquisition Sub as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "By-Laws"), until duly amended as provided therein or by applicable Law.


<PAGE 8>


	2.5. 	DIRECTORS AND OFFICERS.

	The directors of Acquisition Sub at the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws. The officers of Acquisition Sub at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the By-Laws.

	2.6 	EFFECT OF THE MERGER ON SHARES

	At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares of the Company, each Share and warrant issued and outstanding immediately prior to the Effective Time (other than "Excluded Shares" as defined below) shall be converted into the right to receive the proportionate share of the Merger Consideration. Shares owned by Merge, Acquisition Sub or any other direct or indirect Subsidiary of Merge (collectively, the "Merge Companies") or Shares that are owned by the Company or any direct or indirect subsidiary of the Company, and in each case not held on behalf of third parties, or Shares ("Dissenting Shares") that are owned by shareholders ("Dissenting Shareholders") who do not vote to approve the Merger and comply with all the provisions of the Ohio Statute concerning the right of holders of Shares to dissent from the Merger and require payment of fair value (as that term is used in the Ohio Statute) for their Shares shall be an "Excluded Share" and collectively, "Excluded Shares" for purposes of this Agreement. At the Effective Time, all Shares shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each certificate (a "Certificate") formerly representing any of such Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration.

(a) Merger Consideration.

	For purposes of this Agreement, the Merger Consideration shall be allocated to all classes of Company stock, warrants and options based upon an agreed value of $16.54 [DQ1]per equivalent RIS Share ("Agreed Value") which is to be allocated pursuant to this section. The Merger Consideration shall consist of the following, which, in the case of items (i), (ii) and (iii) below, may be adjusted in the event that a holder of Rollover Options elects to exercise such options no later than three (3) days prior to the Closing
Date:

	(i)  Common Stock of RIS

	The Merger Consideration allocated to the Company's common stock holders shall be the aggregate amount of Two Million Five Hundred Sixteen Thousand Nine Hundred Sixty-Seven Dollars ($2,516,967) (the "BASE CASH") and Seven Hundred Thirteen Thousand One Hundred Forty One (713,141) shares of Merge common stock, $.01 par value per share (the "BASE MERGE STOCK"). The Base Merge Stock may be adjusted as follows:


<PAGE 10>


	(A) Adjusted Base Merge Stock - The Base Merge Stock shall be Seven Hundred Thirteen Thousand One Hundred Forty One (713,141) shares. However, if the Merge Average Stock Price is less than $8.75, Twenty Thousand Four Hundred Fifty (20,450) shares of Merge Stock will be added to the Base Merge Stock and if the Merge Average Stock Price is less than $8.25, a total of Forty Thousand Nine Hundred (40,900) shares of Merge Stock will be added to the Base Merge Stock. The number of shares determined by this calculation shall become the "ADJUSTED BASE MERGE STOCK".

		(ii)   Warrants - Strike Price $3.70

		Holders of Company warrants with a $3.70 strike price, shall be entitled to the aggregate amount of One Hundred Eighty Three Thousand Four Hundred Sixty-Eight Dollars ($183, 468), and Fifty One Thousand Nine Hundred Eighty-Three (51,983) shares of Merge common stock to be allocated on a prorata basis to each share underlying a warrant.

		(iii)   Warrants - Strike Price $14.89

		Holders of Company warrants with a $14.89 strike price shall be entitled to the aggregate amount of Twenty Three Thousand Five Hundred Seventy-Seven Dollars ($23,577) and Six Thousand Six Hundred Eighty (6,680) shares of Merge common stock to be allocated on a prorata basis to each share underlying a warrant.

		(iv)   Options with strike prices other than $3.70

		All options that have strike prices in excess of $16.54, have been cancelled and signed releases have been delivered to Merge on or before the Closing Date.

		(v)   Escrowed Shares.

		Merge Stock equal to One Hundred Seventy Three Thousand Ninety Three (173,093) [DQ3]shares will be segregated from the Adjusted Base Merge Stock and deposited into Escrow at Closing as described in Section 2.8.

		(vi)  Proportionate Share.

		The portion of the Merger Consideration (less the Escrowed Shares holdback) due to each Shareholder or warrant holder on the Closing Date (other than Dissenting Shareholders) shall be his or her proportionate ownership of the outstanding Shares or warrants as set forth in the Company's Secretary's Certificate of Share Ownership to be delivered at least three business days before Closing. Such Certificate will be prepared after exercise of all options and warrants which are to be exercised at least three business days prior to Closing by any holder of an option or warrant who is not rolling over into Rollover Options.


<PAGE 10>


	(b) For the purposes of calculating the Closing Date Balance Sheet Net Asset Value to reduce the Escrowed Shares as provided in Section 2.8 below, no adjustment to the Closing Date Balance Sheet Net Asset Value shall be made for good faith differences concerning the application of GAAP accounting rules to "deferred revenue" and software development under FAS 86. Fifteen days after the Closing Date, the Company will prepare a Preliminary Balance Sheet in accordance with GAAP which has properly accrued for all amounts owed to vendors and employees, current and previous management and properly reserved for bad debt and all pending, threatened and contingent liabilities required to be reserved for under GAAP up to and including the Closing Date (the "Preliminary Balance Sheet"). The final balance sheet as of the Closing
Date (the "Closing Date Balance Sheet") will be prepared ninety (90) days after Closing. If Merge notifies the Principal Shareholders within thirty
(30) days following receipt of the Closing Date Balance Sheet that Merge disagrees with the Closing Date Balance Sheet, the parties shall attempt in good faith to resolve such dispute as soon as possible. If the parties are unable to resolve such dispute within thirty (30) days after the Principal Shareholders' receipt of notice from Merge, such dispute shall be submitted to a neutral office of nationally recognized independent accountants jointly chosen by, and mutually acceptable to, the Company and Merge (the "Auditor") for the purpose of resolving the dispute set forth in such notice. If the parties are not able to agree on the Auditor within thirty (30) days, the Auditor shall be the Chicago office of Ernst & Young. The Auditor shall review and decide the issue or issues that are subject of such dispute within 30 days. The decision of the Auditor shall be binding on the parties. The fees and costs of shall be borne equally by the Principal Shareholders and the Principal Shareholders' Related Persons, as a group (50%), and Merge
(50%).   Any adjustments to the Net Asset Value, as determined in the Closing
Date Balance Sheet, shall be paid out of the Escrow referred to in Section
2.8 in Merge Shares based upon the Merge Average Stock Price.

	(c) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Shares held by a Person (a "Dissenting Shareholder") who does not vote to approve the Merger and complies with all the provisions of the Ohio Statute concerning the right of holders of Shares to dissent from the Merger and require payment of fair value (as that term is used in the Ohio Statute) for their Shares ("Dissenting Shares") shall not be converted as described in Section 2.6(a), but shall be converted into the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the Ohio Statute. If, after the Effective Time, such Dissenting Shareholder withdraws his demand or fails to perfect or otherwise loses his rights as a Dissenting Shareholder to payment of fair value, in any case pursuant to the Ohio Statute, his Shares shall be deemed to be converted as of the Effective Time into the right to receive his proportionate share of the Merger Consideration. The Company shall give Merge (i) prompt notice of any demands for fair value for Shares received by the Company and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Merge, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands. Any amounts paid to the holders of Dissenting Shares and the costs of all proceedings, including attorneys' and expert witness fees, in resolving the claim of any Dissenting Shareholder shall be an amount to be indemnified under Section 8.


<PAGE 11>


	(d) Cancellation of Shares. Each Share issued and outstanding immediately prior to the Effective Time and owned by any of the Merge Companies or owned by the Company or any direct or indirect subsidiary of the Company (in each case other than Shares that are owned on behalf of third parties), shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

	(e) Acquisition Sub. At the Effective Time, each share of Common Stock, par value $.01 per share, of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall remain one share of common stock of the Surviving Corporation.

    	(f) Rollover of Company Options.    All outstanding options of the
Company not exercised or cashed out prior to the Closing (the "Rollover Options"), shall be rolled over into options of Merge (the "Merge Options") at a ratio of 1.26 Merge Options for each Rollover Option with an adjusted exercise price of $2.94 per Merge Share, but the holders thereof shall not
be entitled to any portion of the Merger Consideration at Closing.   The
Merge Options shall have substantially the same terms and conditions as the original options granted by the Company (except for adjustment to price and amount as referred to above), provided that the vesting of the Rollover Options may be accelerated immediately prior to Closing by the Board of Directors of the Company pursuant to their original terms, in which case
the Merge Options will likewise be fully vested upon issuance.   Merge shall
have the choice, in its sole discretion, of either granting options in conversion under either its existing 1996 Stock Option Plan for Employees of Merge Technologies Incorporated or under a new stock option acquisition plan (the "2003 Option Plan"). The 2003 Option Plan will not be submitted for approval to Merge's shareholders. A copy of such plan is attached hereto as EXHIBIT B, along with the Board resolutions adopting such plan. Merge shall use its best efforts to register the shares under the 2003 Option Plan on an S-8 to the extent permitted under the federal securities laws within thirty (30) days of the Closing. Merge shall have no obligation to register such shares under any other type of registration statement. Notwithstanding the foregoing, to the extent that options of the Company have an exercise price greater than the Agreed Value, such options shall not be eligible for this rollover and the Company shall obtain a release from the holder thereof acknowledging that the holder is not entitled to any payment, except as provided in such release.[DQ4] If such releases are not obtained, any damages suffered by the Merge Companies resulting from claims by such persons shall result in a reduction to the Escrow and Indemnified Buyer Damages after the expiration of the Escrow.

	2.7 	EXCHANGE OF SHARES FOR MERGER CONSIDERATION.

	(a) Payment Procedures. At the Closing and promptly after the Effective Time for Shareholders who have not delivered their Shares at or prior to Closing, Merge shall deliver or mail to each holder of record of Shares (other than holders of Excluded Shares) such Shareholder's proportionate share of the Merger Consideration due at Closing in exchange for Shares being surrendered. Upon surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Company or its agent, the holder of such Certificate shall be entitled to receive in exchange therefor (after giving effect to any tax withholding required by Law) (i) a check in the amount of


<PAGE 12>


the holder's proportionate share of the Base Cash and (ii) the holder's proportionate share of the Adjusted Base Merge Stock, in each case based upon the number of Shares represented by such Certificate (or affidavit of loss in lieu thereof), and the Certificate so surrendered shall forthwith be canceled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, a check for any cash to be paid upon due surrender of the Certificate may be paid to such a transferee if the Certificate formerly representing such Shares is presented to Merge, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable. Merge may set off any accounts receivable from, or loans or advances to, a Shareholder against the cash portion of the Merger Consideration due to such Shareholder and may also retain that portion of the Merger Consideration payable to a Shareholder or holder of Rollover Options until such person has executed all documents required to be executed by such person in connection with the Closing.

     (b) Transfers. After the Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Effective Time.

     (c) Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificates to be lost, stolen or destroyed and execution of an indemnity agreement in form satisfactory to Merge and further, if required by Merge, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it with respect to such Certificates, Merge will issue in exchange for such lost, stolen or destroyed Certificates a check in the amount (after giving effect to any required tax withholdings) and Merge shares of the number of Shares represented by such lost, stolen or destroyed Certificate multiplied by the Merger Consideration upon due surrender of, and deliverable in respect of, the Shares represented by such Certificates pursuant to this Agreement.

	2.8 ESCROW.

	At Closing, One Hundred Seventy-Three Thousand Ninety-Three (173,093) shares of Merge stock, representing 15 % of the Purchase Price (the "Escrowed Shares"), and by reference to the Merge Average Stock Price to determine the equivalent number of Merge shares for the cash portion of the Purchase Price, will be deposited into escrow (the "Escrow") with Marshall & Ilsley Trust Company N.A. (the "Escrow Agent"). The Escrow is intended to be the sole source of payment for all indemnification claims by Indemnified Buyers hereunder during the term of the Escrow, except for indemnification relating to a breach of the representations set forth in Section 3.9 (Tax Matters) and
Section 3.14(a) (relating to intellectual property ownership) and shall be the first source of payment for indemnification relating to those claims. Claims relating to Section 3.9 and 3.14(a) shall not be limited to the amount in the Escrow but shall be limited as set forth in Section 8.5. The fees and costs of the Escrow shall be borne equally by the Principal Shareholders on behalf of the Shareholders as a group (50%) and Merge (50%). The Escrow will end 18


<PAGE 13>


months after Closing unless there is a dispute involving a claim against the Escrow. In the event of a dispute, the Escrowed Shares not in dispute will be released at the termination of the Escrow. The termination of the Escrow will not effect the two year survival period described in Section 8.1 for other claims and the four year survival period for claims relating to Section
3.9 and 3.14(a). Shares in Escrow will be issued at Closing in the name of the Escrow Agent. Certificates will be delivered to the Shareholders for the shares held in escrow upon release of such shares from Escrow in accordance with the Escrow Agreement. Further terms of the Escrow are contained in the Escrow Agreement, substantially in the form attached hereto as EXHIBIT C.
The Escrowed Shares shall be further reduced by the amount by which the Closing Date Balance Sheet Net Asset Value is less than negative One Million Dollars ($-1,000,000) as calculated pursuant to Section 2.6(b), on a dollar for dollar basis (determined with reference to the Merge Average Stock Price) for the amount of such deficiency. The Escrowed Shares or the Merger Consideration shall not be increased if the Closing Date Balance Sheet Net Asset Value is greater than negative One Million Dollars, but such difference shall serve as an offset against claims by Merge, if any, against the Escrow to the extent of such difference.

	2.9 	LOCKUP AND HOLDBACK PROVISION.

	Merge common stock issued to the Shareholders will have a two (2) year lockup provision. The lockup period will lapse over two years from the Closing Date, 50% on the first anniversary of the Closing Date and 50% on the second anniversary of the Closing Date. The lockup period will lapse in the event of a change of control as defined in the Investment Representation and Lockup Agreement referenced below. The transfer agent will be instructed about the lockup and will not transfer shares subject to the lockup. A restrictive legend will be on all such Merge stock certificates. Shares released from the lockup shall be subject to the trading provisions of Rule 144 of the Securities Act of 1933 and any other applicable securities Law restriction.
The Merge Options will not be subject to the lockup. Further terms and conditions concerning the lockup are set forth in the Investment Representation and Lockup Agreement attached as EXHIBIT D.

                SECTION 3.	REPRESENTATIONS AND WARRANTIES OF COMPANY
                            AND THE PRINCIPAL SHAREHOLDERS

	The Company and each of the Principal Shareholders, severally and not jointly and severally with each other (but jointly and severally with their own Principal Shareholders' Related Persons), hereby represent and warrant to, and covenant with, Merge and Acquisition Sub as of the date of this Agreement and as of the Closing Date, as follows, it being agreed that a disclosure applicable to one representation and warranty shall be deemed to modify and provide information with respect to the other representations and warranties to which the disclosure is reasonably believed to be relevant without the necessity of repetition:


<PAGE 14>


 	3.1 	ORGANIZATION.

	The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio. The Company is duly qualified or licensed to conduct business and is in good standing under the Laws of each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification necessary, a list of which is set forth on SCHEDULE 3.1, except where the failure to so qualify would not have a material adverse effect on the business or assets of the Company. The Company has full corporate power and authority necessary to own or lease its assets and property, and to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. The Company has delivered to Merge copies of the Organizational Documents of the Company, each as amended to date, and each such document is in full force and effect. The Company is not in violation of its Organizational Documents. SCHEDULE 3.1 lists all Affiliates of the Company, indicating the jurisdiction of incorporation or organization of each Affiliate. The Company does not control, directly or indirectly, or have any direct or indirect ownership or equity interest in any Person.

	3.2 	AUTHORIZATION OF TRANSACTION.

	The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Board of Directors and, prior to Closing, will be authorized by all necessary action on the part of the Shareholders of the Company. The Company and the Principal Shareholders have the absolute and unrestricted right, power, authority and capacity (including full corporate power and authority) or have taken all requisite action to enable the Company and the Principal Shareholders to execute and deliver this Agreement and to perform their obligations hereunder and thereunder. This Agreement has been, and upon Closing will be, duly executed and delivered by the Company and each of its Principal Shareholders. When duly executed and delivered, this Agreement constitutes, and each of the other agreements delivered in conjunction with this Agreement, when executed and delivered will constitute, the valid and legally binding obligation of the Company and of the Principal Shareholders and the Principal Shareholders' Related Persons that are parties hereto or thereto, each enforceable in accordance with its terms.

	3.3 	NONCONTRAVENTION; CONSENTS.

	(a) The execution and delivery of this Agreement and the Ancillary Agreements by the Company and the Principal Shareholders and the Principal Shareholders Related Parties contemplated by this Agreement, and the consummation and performance by the Company and the Principal Shareholders and the Principal Shareholders' Related Persons of the transactions contemplated hereby or thereby, will not: (i) violate any Law to which the Company or the Principal Shareholders or by which any of them or any of their respective properties are bound or affected; (ii) violate any provision of the Organizational Documents of the Company; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company, or of the Principal Shareholders and the Principal Shareholders' Related Persons


<PAGE 15>


Shares, pursuant to any Contract, Permit, or other instrument or obligation to which the Company or any of the Principal Shareholders and the Principal Shareholders' Related Persons is a party or by which the Company or any of the Shareholders or its or any of their respective properties are bound or affected.

	(b) SCHEDULE 3.3 lists all consents, waivers and approvals required to be obtained in connection with the consummation and performance of the transactions contemplated hereby under any of the Contracts or Permits to which the Company or any of its Principal Shareholders and the Principal Shareholders' Related Persons is a party. No Contract to which the Company is a party has been amended to increase the amount payable by the Company thereunder or otherwise modify the terms thereof in order to obtain any such consent, approval or authorization.

	(c) No consent, approval, order or authorization of or registration, declaration or filing with any Governmental Entity, is required by or with respect to the Company or the Principal Shareholders and the Principal Shareholders' Related Persons in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby.

	 3.4. 	CAPITALIZATION.

	(a) SCHEDULE 3.4. sets forth for the Company (i) the number of shares of authorized capital stock, (ii) the number of issued and outstanding capital stock of each class of the shares, (iii) the names of its directors and elected officers and (iv) the names of each Shareholder of the Company as well as each Person owning options or warrants for Shares and the number of shares, options, warrants, and convertible securities owned by such Shareholder of the Company and obtainable upon exercise in full of all options and warrants. All of the issued and outstanding Shares of capital stock of the Company, and all Shares issuable upon exercise of outstanding options and warrants, have been duly authorized and are validly issued, fully paid and nonassessable and are not subject to preemptive rights whether created by (i) statute, (ii) the Organizational Documents of the Company or (iii) any agreement or document to which the Company or any Affiliate thereof is a party or by which it is bound. The Principal Shareholders hold record and own beneficially good, valid and marketable title to all of the outstanding Shares of the Company listed on
SCHEDULE 3.4, free and clear of any restrictions on transfer (other than restrictions under the Securities Act of 1933, as amended, and applicable state securities Laws), Taxes, Liens, options, warrants, purchase rights, contracts, agreements, commitments, equities, claims or demands. There are no Shares that are beneficially owned by anyone other than the Persons listed on
SCHEDULE 3.4.

	(b) Except as set forth in SCHEDULE 3.4, there are no equity securities, partnership or limited liability company interests or similar ownership interests of any class of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership or limited liability company interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities the Company owns, directly or indirectly, there are no equity securities, partnership interests


<PAGE 16>


or similar ownership interests of any class of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in SCHEDULE 3.4, there are no outstanding or authorized options, warrants, equity securities, partnership or limited liability company interests or similar ownership interests, calls, rights (including purchase rights, subscription rights, conversion rights, preemptive rights, exchange rights, rights related to stock appreciation, phantom stock or profit participation, or similar rights), or any commitments, contracts or agreements (all of the foregoing of which shall be terminated on or before the Closing Date) of any character to which the Company is a party or by which it is bound obligating the Company or any of the Principal Shareholders to issue, deliver, sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company or any of the Principal Shareholders to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment, contract or agreement. Except for the agreements or other understandings set forth in SCHEDULE 3.4, all of which are to be terminated on or before the Closing Date, there are no registration rights, no voting trusts, proxies, contracts or agreements or understandings with respect to any equity security of any class of the Company.

	(c) Except for the Contracts set forth on SCHEDULE 3.4, each Principal Shareholder and the Principal Shareholders' Related Persons has good title to his or her respective Shares, and upon the Closing the delivery of the Shares to Merge will vest good title to all of the Shares listed on SCHEDULE 3.4 to Merge, in each case free and clear from any Lien, preemptive right, voting trust or shareholder agreement, exception, proxy, option, put, call, or any third-party right of any kind or nature whatsoever. Each Principal Shareholder and the Principal Shareholders' Related Persons has full and sole voting power (in the case of voting Shares owned by such Person) over its respective Shares and has the full right, power and authority to sell its Shares to Merge and to the deliver the Shares to Merge in the manner provided for in this Agreement.

	(d) Excluding "accredited investors" as defined in Rule 501 of Regulation D and who have been identified to Merge on the Accredited Investor Questionaire attached as an exhibit to their respective Investment Representation and Lockup Agreements delivered at least two business days prior to the Closing, the Company has less than thirty-five (35) Shareholders (including Dissenting Shareholders), holders of Rollover Options and holders of warrants.

	(e) The Company's existing stock option plan pursuant to which the Rollover Options were originally granted, has been approved by the Company's Shareholders.

	3.5 	FINANCIAL STATEMENTS.

	(a) Included in SCHEDULE 3.5 are correct and complete copies of:


<PAGE 17>

        	(i) the audited balance sheets of the Company as of December 31, 2002, and December 31, 2001 and the related statements of income and cash flow for the years then ended and any related notes thereto (the "YEAR-END FINANCIAL STATEMENTS"); and

                (ii) the unaudited balance sheet of the Company and the related statements of income and cash flow for the interim period ending June 30, 2003 (collectively, the "INTERIM FINANCIAL STATEMENTS").

	(b) The Year-End Financial Statements and the Interim Financial Statements (collectively, the "FINANCIAL STATEMENTS") were prepared in accordance with GAAP, consistently applied throughout the periods involved (except as may be indicated in the notes thereto), present fairly the financial condition, cash flow and results of operations of the Company as of the dates and for the periods indicated therein, and are consistent with the books and records of the Company (which books and records are correct and complete).

 	 3.6 	UNDISCLOSED LIABILITIES.

	The Company has no material liabilities or obligations of a type required to be disclosed on a balance sheet or in the related notes to the combined financial statements prepared in accordance with GAAP (whether known or unknown, absolute or contingent, liquidated or unliquidated, or due or to become due) except for liabilities and obligations which are: (a) reflected or reserved for on the Financial Statements or (b) that have arisen since the date of the last Interim Financial Statement in the ordinary course of the operation of the Company (all of which material liabilities and obligations are set forth on SCHEDULE 3.6 and none of which, to the Knowledge of the Principal Shareholders, results from, arises out of, relates to, is the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law) except as disclosed on such Schedule.

	3.7 	EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END.

	Since December 31, 2002, there has not been any material adverse change in the business, condition, operations, properties, assets, results of operations or prospects of the Company nor has any event occurred or circumstance arisen that may result in such material adverse change, except for reduced sales as previously disclosed upon the Interim Financial Statements of the Company. Except as set forth in SCHEDULE 3.7, since the end of its last fiscal year, the Company has conducted its business only in the ordinary course of business and there has not been, nor have the Principal Shareholders permitted the Company to have, any:

	(a) single transaction in an amount exceeding $25,000 or series of related transactions that result in expenditures in excess of $50,000.00 (not including compensation paid in the ordinary course of business);

	(b) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock;


<PAGE 18>


grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

	(c) amendment to the Organizational Documents of the Company;

	(d) payment or increase by the Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, separation, or similar agreement with any director, officer or employee, except for the salaries and bonuses set forth upon SCHEDULE 3.7, the amount of which bonuses is consistent with the past practices of the Company;

	(e) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other Employee Benefit Plan for or with any employees of the Company;

	(f) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition or prospects of the Company, taken as a whole;

	(g) entry into, termination of, or receipt of notice of termination of (i) any cooperative, marketing, license, distributorship, sales representative, joint venture, credit or similar agreement, or (ii) any Contract or transaction, or series of related Contracts or transactions, involving a total commitment by or to the Company of more than $25,000.00, except for sales (but not terminations) to customers in the ordinary course of business;

	(h) sale (other than sales in the ordinary course of business), lease or other disposition of any asset or property of the Company or mortgage, pledge or imposition of any Lien on any material asset or property of the Company;

	(i) cancellation or waiver of any claims or rights with a value to the Company in excess of $25,000.00;

	(j) material change in the accounting methods, principles or practices used by the Company;

	(k) any revaluation by the Company of any of its assets, including writing down the value of capitalized inventory or writing off notes or Accounts Receivable (defined below) other than in the ordinary course of business;

	(l) agreement, whether oral or written, by the Company to do any of the foregoing; or


<PAGE 19>

	(m) Contracts awarded to the Company, including those as to which work has not yet commenced, that include prices at levels not reasonably expected, to the Knowledge of the Principal Shareholders, to yield profits at the Company's usual and customary profitability margins.

	3.8	ACCOUNTS RECEIVABLE.

	All accounts receivable of the Company that are reflected on the June 30, 2003 balance sheet included in the Interim Financial Statements
(the "INTERIM BALANCE SHEET") or on the accounting records of the Company as of the Closing Date including the Preliminary Balance Sheet and the Closing Date Balance Sheet (collectively, the "ACCOUNTS RECEIVABLE") represent or will represent valid obligations accounted for in accordance with GAAP applied on a basis consistent with that used in the preparation of the Financial Statements arising from sales actually made or services actually performed in the ordinary course of business. All such Accounts Receivable will be or have been collected, net of the respective reserves shown on the Interim Balance Sheet, Preliminary Balance Sheet or Closing Date Balance Sheet, in accordance with the Company's historical practices but no later than July 31, 2004. The reserves maintained by the Company are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet representing the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Closing Date Balance Sheet Accounts Receivable will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim or right of set-off, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. SCHEDULE 3.8 contains a complete and accurate list of all Accounts Receivable as of the June 30, 2003 Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable. Absent fraud or a willful misstatement of the amount of the Accounts Receivable (net of the respective reserve), the sole remedy for Merge for a failure to collect all amounts owed under the Closing Date Balance Sheet Accounts Receivable shall be the stock equivalent of a dollar for dollar payment from the Escrow (using the Merge Average Stock Price) immediately following July 31, 2004 for the amount written off plus reasonable costs of collection.

	3.9	TAX MATTERS.

	(a) The Company filed all Tax Returns that it was required to file and all such Tax Returns relating to the Company were correct and complete in all respects. Except as set forth on SCHEDULE 3.9(a)(1), all Taxes owed by the Company, whether or not shown on any Tax Return, have been paid when due. Except as set forth on SCHEDULE 3.9(a)(2), the Company is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim with respect to the Company has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that any such entity is or may be subject to taxation by that jurisdiction. There is no Lien


<PAGE 20>


affecting the Shares or any of the assets or properties of the Company that arose in connection with any failure or alleged failure to pay any Tax.

	(b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, Principal Shareholder, Principal Shareholder Related Party, or other party.

	(c) No taxing authority will assess any additional Taxes for any period for which Tax Returns relating to the Company have been filed. There is no dispute or claim concerning any Tax liability of the Company claimed or raised by any authority. SCHEDULE 3.9(c) lists all federal, state, local and foreign income Tax Returns of the Company for the past six years, indicates those Tax Returns that have been audited and indicates those Tax Returns that currently are the subject of audit. The Company has delivered to Merge correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by the Company for the past three years.

	(d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

	(e) All material elections in effect as of the date hereof with respect to Taxes affecting the Company are set forth on SCHEDULE 3.9. The Company is not or will not be required to recognize positive adjustments to income pursuant to Section 481 of the Code.

	(f) There are no outstanding rulings of, or requests for rulings from, any tax authority addressed to the Company that are, or if issued would be, binding on the Company.

	(g) Except as set forth on SCHEDULE 3.9, the Company is not a party to any joint venture, partnership or other arrangement or contract which coulD be treated as a partnership for federal income tax purposes.

	(h) The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments and is not a party to any agreement that under any circumstances could obligate it to make any payments that will not be fully deductible under Section 280G of the Code. The Company has not been a United States real property holding corporation with the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has disclosed on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662 of the Code.

	(i) None of the assets or properties of the Company secures any debt the interest on which is tax-exempt under Section 103(a) of the Code. None of the assets or properties of the Company are "tax-exempt use property" within


<PAGE 21>


the meaning of Section 168(h) of the Code. The transactions contemplated by this Agreement are not subject to Tax withholding pursuant to the provisions of Section 3406 or Subchapter A of Chapter 3 of the Code or any other provision of applicable Law. None of the Shareholders of the Company is a Person other than a United States Person within the meaning of the Code.

	(j) Except as set forth on SCHEDULE 3.9, the Company is not a party to any Tax allocation or Tax sharing agreement. The Company (i) is not and has not been a member of an Affiliated Group filing a consolidated federal income Tax Return, and (ii) has not any liability for the Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

	(k) No taxing authority will assess any additional income Taxes against any Affiliated Group for any period during which the Company was a member of such group. There is no dispute or claim concerning any income Tax liability of any Affiliated Group for any taxable period during which the Company was a member of such group either (i) claimed or raised by any authority in writing or (ii) as to which the Company has knowledge based upon personal contact with any agent of such authority. Except as set forth in
SCHEDULE 3.9, no Affiliated Group has waived any statute of limitations with respect to any income Taxes or agreed to any extension of time with respect to an income Tax assessment or deficiency for any taxable period during which the Company was a member of such group.

	(l) The unpaid taxes of the Company do not and will not as of the Closing Date exceed the reserves for tax liability set forth on its Year-End Financial Statements.

	(m) The Principal Shareholders and the Principal Shareholders Related Persons are not relying on any tax advice from Merge and have made their own analysis of the tax effects of the Merger. The Company, at or prior to the time for the Shareholder meeting of the Company, will have advised the other Shareholders to make their own determination of the tax effects of the Merger.

	3.10 	CONTRACTS.

	(a) Except for the Contracts listed on SCHEDULE 3.10, the Company is not, and the Principal Shareholders have not caused the Company to become, a party to or otherwise bound by any written or oral: (i) mortgage, indenture, credit agreement, security agreement, note, installment obligation or other instrument relating to the borrowing of money; (ii) guarantee of any obligation; (iii) letter of credit, bond or other indemnity (including letters of credit, bonds or other indemnities as to which the Company is the beneficiary but excluding endorsements of instruments for collection in the ordinary course of the operation of the Company); (iv) currency or interest rate swap, collar or hedge agreement; (v) offset, countertrade or barter agreement; (vi) agreement for the sale, lease or other disposition by the Company to any Person of any material amount of its assets other than the retirement or other disposition of assets no longer useful to the Company or the sale of finished products and spare parts in the ordinary course of the


<PAGE 22>


operation of the Company; (vii) agreement requiring the payment by the Company of more than $50,000.00 in any 12-month period for the purchase or lease of any machinery, equipment or other capital assets; (viii) agreement providing for the lease or sublease by the Company (as lessor, sublessor, lessee or sublessee) of any real estate or personal property; (ix) distributor, representative, broker or advertising agreement that is not terminable by the Company at will or by giving notice of thirty (30) days or less, without liability; (x) collective bargaining agreement, employment, change of control, severance or consulting agreement or agreement providing for severance payments or other additional rights or benefits (whether or not optional);
(xi) joint venture agreement; (xii) agreement requiring the payment to the Company by any other Person (other than a division, unit or Affiliate of the Company) of more than $50,000.00 in any 12-month period for the purchase of goods or services; (xiii) any agreement, contract or commitment currently in force relating to the acquisition by the Company of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; (xiv) agreement (including purchase orders, work assignment requests and work assignment authorizations) between the Company and any other division, unit or Affiliate of the Company or Shareholder requiring payments to or by the Company of more than $50,000.00 in any 12-month period; (xv) license or sublicense agreement with respect to any item of Intellectual Property (whether as licensor, licensee, sublicensor or sublicensee); (xvi) agreement imposing non-competition or exclusive dealing obligations on the Company which otherwise contains any covenant that limits the freedom of the Company to engage in any line of business anywhere in the world or compete with any Person or grants any exclusive distribution rights; (xvii) Contract that is material to the operations, financial condition or prospects of the Company and that is not otherwise reflected on the Schedules; or (xviii) any Plan, including any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, the vesting of benefits of which will be accelerated, or amounts which may become payable (whether currently or in the future) to current or former employees, officers or directors of the Company by the occurrence of, as a result of or in connection with any of the transactions contemplated by this Agreement or the Ancillary Agreements, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or any of the Ancillary Agreements.

	(b) The Company has delivered or made available to Merge correct and complete copies of each written Contract listed on SCHEDULE 3.10, as amended to date, and a written summary setting forth the terms and conditions of each oral Contract referred to on such Schedule. Each Contract is a valid, binding and enforceable obligation of the Company, and, to the Knowledge of the Principal Shareholders, the other party or parties thereto, and is in full force and effect. Except as set forth on SCHEDULE 3.10: (i) neither the Company nor any other party thereto has, to the Knowledge of the Principal Shareholders, breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any Contract set forth on
SCHEDULE 3.10; (ii) no event, occurrence or condition exists that, with the lapse of time, the giving of notice, or both, would constitute a breach, violation or default under any Contract listed on SCHEDULE 3.10 by the Company or any other party thereto; and (iii) the Company has not waived or released any of its material rights under any Contract.


<PAGE 23>


   	 3.11 	REAL PROPERTY.

	(a) The Company does not own any real property.

	(b) SCHEDULE 3.11 lists all lease and sublease agreements relating to real property leased or subleased by the Company. With respect to each such lease and sublease:

                (i) such lease or sublease constitutes the entire agreement to which the Company is a party with respect to the real property leased thereunder;

                (ii) is not subject to any agreement, whether written or oral, that will shorten the duration of the term of such lease or sublease as a result of the consummation of the transaction pursuant to this Agreement;

                (iii) the Company has not assigned, subleased, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                (iv) all facilities leased or subleased thereunder have received all approvals of Governmental Entities (including all Permits) required in connection with the operation thereof and have been operated and maintained in accordance with all applicable Laws to the extent operated and maintained by the Company and to the Knowledge of the Company and the Principal Shareholders by any other party which has contracted with the Company;

                (v) there is no action, suit or proceeding pending against the Company or, to the Knowledge of the Principal Shareholders, any action, suit or proceeding pending or threatened against the Company or any third party that would materially interfere with the quiet enjoyment of such leased real property after the Closing Date;

                (vi) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of such facilities; and

	(c) To the Knowledge of the Principal Shareholders, no fact or condition exists that is reasonably likely to result in the discontinuation of presently available or otherwise necessary water, sewer, gas, electric, telephone, drainage or other utilities or services relating to the real property leased by the Company.

        (d) To the Knowledge of the Principal Shareholders, all of the real property leased by the Company, and all components of all improvements included within such leased real property, including the roofs and structural elements thereof and the sprinkler and fire protection, heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, are in good condition and repair, working order and repair and do not require material repair or replacement in order to serve their intended purposes in


<PAGE 24>


all material respects, including use and operation consistent with their present use and operation, except for scheduled maintenance, repairs and replacements conducted or required in the ordinary course of the operation of such leased real property. The Company has made all material repairs and replacements to the Knowledge of the Principal Shareholders to be required to be made by it under the real estate leases and subleases to which the Company is a party.

        (e) Other than options, rights of first refusal or other similar arrangements in favor of the Company under the leases and subleases relating to the real property leased by the Company, the Company has not entered into any contract, arrangement or understanding with respect to the future ownership, development, use, occupancy or operation of any parcel of real property leased by the Company.

        (f) There are no pending or, to the Knowledge of the Principal Shareholders, threatened or contemplated condemnation or eminent domain proceedings that affect the real property leased by the Company, and the Company has not received any notice, oral or written, of the intention of any Governmental Entity or other Person to take or use all or any part thereof.

        (g) None of the real property leased by the Company or any part thereof has suffered any material damage by fire or other casualty that has not been completely restored.

        (h) The Company has not received any written notice for any insurance company that has issued a policy to the Company with respect to any real property leased by the Company requiring the performance of any structural or other repairs or alterations to such property.

      	3.12 	INVENTORY.

	All inventory of the Company, consists of a quality and quantity usable and salable in the ordinary course of business, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value in the Financial Statements or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written-off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of inventory are not excessive, but are reasonable in the present circumstances of the Company. All work in progress of the Company existing as of the Closing, whether or not reflected in any of the Financial Statements, is billable and collectable at the Company's usual and customary rates and carries the Company's usual and customary profitability margins.

     	3.13 	TITLE AND RELATED MATTERS.

	Except as set forth on SCHEDULE 3.13, the Company has good and marketable title, or, in the case of leased properties and assets, valid leasehold interests in, to all the properties and assets purported to be owned or leased, respectively, by it, free and clear of all Liens. The properties and assets owned and leased by the Company include sufficient tangible personal property to conduct the business and operations of the


<PAGE 25>


Company as presently conducted. All material items of tangible personal property owned or leased by the Company are in good operating condition and repair, ordinary wear and tear excepted, and are suitable for the purposes for which they are presently being used and presently proposed to be used. Each item of tangible personal property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing.

	3.14 	INTELLECTUAL PROPERTY AND CAPITALIZED SOFTWARE.

	(a) The Company owns or has the right to use pursuant to valid license, sublicense, Contract or permission all Intellectual Property necessary or desirable for their operations as presently conducted and as the Company presently proposes to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing will be owned or available for use by the Acquisition Sub as survivor of the merger with the Company on identical terms and conditions immediately subsequent to the Closing. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, will not (i) constitute a breach of any instrument or Contract governing any Intellectual Property, (ii) cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property or (iii) impair the right of the Company or Merge to use, sell or license any Intellectual Property or portion thereof.

  	(b) The Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of third parties. Neither the provision of any service nor the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by the Company violates any license or Contract between the Company and any third party. The Company has not received any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Shareholders, no third party has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

        (c) SCHEDULE 3.14 identifies each item of Intellectual Property owned by the Company, or each for which an application filed by the Company is pending and each license, sublicense, Contract or permission pursuant to which the Company uses any item of Intellectual Property.

        (d) The Company will not interfere with, infringe upon, misappropriate or otherwise come into conflict with any Intellectual Property rights of third parties as a result of the continued operation of the business of the Company as presently conducted and as presently proposed to be conducted by the Company.

	(e) The Company has complied with GAAP in all aspects of FAS 86 which are currently applicable to the Company, including the appropriate determination of achieving technological feasibility and in its evaluation of technological feasibility the Company has met the definition of a "detail


<PAGEe 26>


program design" or "working model" as defined under FAS 86 prior to capitalizing any costs on any Financial Statements. The Company has ceased to capitalize all capitalized costs upon release of the software product. In addition, the Company has tested the amounts capitalized and determined that the software has net realizable value in excess of any amounts capitalized as of any Financial Statement date.

	3.15 	LITIGATION.

 	Except as set forth on SCHEDULE 3.15, the Company is not (a) subject to any unsatisfied judgment order, decree, stipulation, injunction or charge or (b) a party to or, to the Knowledge of the Principal Shareholders, is threatened to be made a party to, any charge, complaint, action, suit, proceeding, hearing or investigation of or in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction. There are no judicial or administrative actions, proceedings or investigations pending, or, to the Knowledge of the Principal Shareholders, threatened, that question the validity of this Agreement or any of the Ancillary Agreements or any action taken or to be taken by the Company or Shareholders of the Company in connection with this Agreement or any of the other agreements contemplated hereby or that, if adversely determined, would have a material adverse effect upon the Company's or the Principal Shareholders' or Principal Shareholders' Related Parties ability to enter into or perform their obligations under this Agreement or any of the other agreements to which they are a party.

	 3.16 	EMPLOYEE BENEFITS.

	Except for Plans of the Company disclosed on SCHEDULE 3.16, the Company, which for purposes of this Section 3.16 shall include any Affiliate, does not sponsor, maintain, have any obligation to contribute to or have liability under, and is not otherwise a party to any Plan or other employee benefit arrangements and payroll practices. With respect to each Plan of the Company and to the extent applicable:

	(a) Each Plan has been maintained and operated in compliance in all material respects with its terms and with the applicable provisions of ERISA, the Code, including Section 408 thereof, all regulations, rulings and other authority issued thereunder, and all other applicable governmental laws and regulations, including all tax rules for which favorable tax treatment is intended;

        (b) All contributions required by Law or any Plan or applicable collective bargaining agreement (including all employer contributions and employee salary reduction contributions for any period on or before the Closing Date) have been made under any such Plan (without regard to any waivers granted under Section 412 of the Code to any fund, trust, or account established thereunder or in connection therewith) have been made or will have been made by the due date thereof. All accrued contributions, premiums and other payments that would be (without regard to the transactions contemplated hereby), but are not yet, due from any of the Company or associates to (or under) any Plan have been adequately and properly provided for on the Closing Balance Sheet;

        (c) The 401(k) Plan set forth on SCHEDULE 3.16 qualifies under Section 401(a) of the Code;


<PAGE 27>


        (d) Except as set forth on SCHEDULE 3.16, no Plan that is an Employee Welfare Benefit Plan provides for continuing benefits or coverage for any participant or beneficiary of a participant after such participant's termination of employment, except to the extent required by law; and there has been no violation of Section 4980B of the Code or Sections 601-608 of ERISA with respect to any such Plan that could result in any material liability;

        (e) With respect to each such Plan, true, correct, and complete copies of the applicable following documents have been filed or distributed appropriately and made available to Merge: (i) all current Plan documents, and any amendment thereto; (ii) Forms 5500, financial statements, and actuarial reports for the last three (3) plan years; (iii) summary plan descriptions; (iv) the most recent determination letter received from the IRS and (v) the related trust agreements, insurance contracts and other funding agreements that implement such Plans;

        (f) The Company has never contributed to or been required to contribute to any Multiemployer Plan;

        (g) SCHEDULE 3.16 includes a workers' compensation paid loss summary through March 31, 2003 on an accident year basis. SCHEDULE 3.16 additionally includes a listing through the Closing Date of all open workers compensation claims showing claimant name, claim number, description, paid loss and case reserve;

        (h) The Company has never been nor is a party to or otherwise bound by any advance agreement or similar arrangement with any Governmental Entity or regulatory body relating to the allowability, allocation or reimbursement of benefit costs or other matters in connection with any Company Plan;

        (i) Except as provided on SCHEDULE 3.16, no Plan contains any provision that would prohibit the transactions contemplated by this Agreement and the Ancillary Agreements or that would give rise to any severance, termination or other payments solely as a result of the transactions contemplated by this Agreement and the Ancillary Agreements;

        (j) Any Plan (or prospective, unaccrued and unvested liability related thereto) is by its terms able to be amended or terminated by the Company;

        (k) There are no liabilities or obligations relating to any individual's current or former employment with the Company or its Affiliates arising in connection with any violation of any applicable Law prior to the Closing Date;

        (l) There have been no Prohibited Transactions with respect to such Plans, no fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of such Plans, and no action, suit, proceeding,


<PAGE 28>


hearing or investigation with respect to the administration or the investment of the assets of such Plans (other than routine claims for benefits) is pending or threatened.

        (m) Neither the Company nor any Principal Shareholder has communicated to any employee (excluding internal memoranda to management) any plan or commitment, whether or not legally binding, to create any additional material Plan or materially modify or change any Plan that would affect any employee or terminated employee of the Company or any of its Affiliates in a material manner;

        (n) To the best knowledge of the Company and the Principal Shareholders, no individual classified as a non-employee for purposes of receiving employee benefits (such as an independent contractor, leased employee, consultant or special consultant), regardless of treatment for other purposes, is eligible to participate in or receive benefits under any Plan which does not specifically provide for their participation. A list of all non-employees is set forth on SCHEDULE 3.16.

        (o) Except for the 401(k) Plan set forth on SCHEDULE 3.16, the Company has never sponsored an Employee Pension Benefit Plan.

	(p) The Company has never self insured any employee benefit, including employees' health insurance program, except as disclosed in
SCHEDULE 3.16.

	3.17 	LABOR RELATIONS; EMPLOYEES.

        (a) None of the Company's employees are represented by a labor union or similar collective bargaining organization in connection with his or her employment by the Company. Except as set forth on 3.17(a), there are no controversies pending or, to the Knowledge of the Principal Shareholders, threatened between the Company and any current or former employee of the Company or any labor or other collective bargaining unit representing any current or former employee of the Company that could reasonably be expected to result in a labor strike, lockout, dispute, slow-down or work stoppage or otherwise have a material adverse effect on the financial condition, operations or prospects of the Company. To the Principal Shareholders' Knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union or collective bargaining organization with respect to employees of the Company. The Company is and has been in material compliance with all Laws regarding employment practices, terms and conditions of employment, and wages and hours (including ERISA, the Workers Adjustment and Retraining and Notification Act or any similar state or local law).

        (b) SCHEDULE 3.17(b) contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since December 31, 2002; vacation accrued; and service credited for purposes of vesting and eligibility to participate under the Company's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit Plan or any director plan.


<PAGE 29>


        (c) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or Intellectual Property or proprietary rights agreement, between such employee or director and any other Person that in any way adversely affects or will affect the performance of his or her duties as an employee or director of the Company or the ability of the Company to conduct its business. To the Knowledge of the Principal Shareholders, no director, officer, key employee or group of employees of the Company intends to terminate his or her employment with the Company.

        (d) Although Merge has no present intention to terminate any productively engaged employee of the Company, neither the Principal Shareholders nor the Company has guaranteed or promised continuing employment to any employee, and each of the Shareholders and the Company understands that business conditions will dictate appropriate employment levels after the Closing.

        (e) SCHEDULE 3.17(e) contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name; pension benefit; pension option election; retiree medical insurance coverage; retiree life insurance coverage; and other benefits.

 	3.18 	ENVIRONMENTAL MATTERS.

        (a) Except as set forth on SCHEDULE 3.18, the Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. Neither the Company nor any of the Principal Shareholders has any basis to expect, nor has any of them or any Person for whose conduct they are or may be held to be responsible, received any actual or threatened order, notice or other communication from
(i) any Governmental Entity or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any facilities used, owned or operated by the Company or the property on which such facilities are, or were located, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest, or with respect to any property or facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used or processed by the Company or any Person for whose conduct it is found to be responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

        (b) There are no pending or, to the Knowledge of Principal Shareholders and the Company, threatened claims, encumbrances, or other restrictions of any nature, resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law, with


<PAGE 30>


respect to or affecting any of the facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

        (c) Neither the Principal Shareholders nor the Company has any basis to expect, nor has either of them or any Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning or other communication that relates to Hazardous Materials, Hazardous Activity or any alleged, actual or potential violation or failure to comply with any Environmental Law, or of any alleged, actual or potential obligations to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by the Company or any Person for whose conduct it is found to be responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

        (d) Neither the Principal Shareholders nor the Company, or any Person for whose conduct they are or may be held responsible, has Environmental, Health, and Safety Liabilities with respect to the facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor) has or had an interest, or any such other property or assets.

        (e) There are no Hazardous Materials, except as properly stored in compliance with Environmental Laws in commercial containers also in compliance therewith for day-to-day use in the ordinary and usual course of the Company's business, present on or in the environment at the facilities, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps or any other part of the facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Principal Shareholders nor the Company, or any Person for whose conduct they are or may be held responsible, or any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the facilities or any other properties or assets, (whether real, personal, or mixed) in which the Company has or had an interest.

        (f) There has been no Release or, to the Knowledge of the Principal Shareholders, threat of Release of any Hazardous Materials at or from the facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, stored, distributed, handled, managed, Released, treated, used or processed from or by the facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, whether by the Company or any Person.

        (g) The Company has delivered to Merge true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company pertaining to Hazardous Materials or Hazardous


<PAGE 31>


Activities in, on, or under the facilities, or concerning compliance by the Company, or by any Person for whose conduct it are or may be held responsible, with Environmental Laws.


	3.19 	LEGAL COMPLIANCE.

	Except as set forth on SCHEDULE 3.19, the Company has fully complied with all applicable Laws and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand or notice has been filed or commenced against or, to the Knowledge of the Principal Shareholders, has been threatened against the Company alleging any failure to so comply. No investigation or review by any Governmental Entity is pending or, to the Principal Shareholders' Knowledge, threatened against the Company and no Governmental Entity has indicated in writing or orally, an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon the Company, which has or could reasonably be expected to have the effect of prohibiting or impairing (i) any business practice of the Company, (ii) any acquisition by or property of the Company or (iii) the conduct of business by the Company.

	3.20 	PERMITS.

	SCHEDULE 3.20 contains a true and complete list and brief description of all of the Permits required to allow, in accordance with the Laws of any Governmental Entity, the continued operation of the business as now conducted (or proposed to be conducted under existing Contracts), and the Company is the authorized legal holder of the Permits. Each of the Permits is valid and in full force and effect, the Company is in compliance with all the provisions of the Permits in all material respects. The Company has not received notice that any Governmental Entity has instituted any proceedings for the cancellation, non-renewal or modification of any of the Permits; and to the Knowledge of the Principal Shareholders and the Company, there is no reason why any of such Permits will, upon their scheduled expiration or as a result of the Closing, not be renewable or reissuable in the ordinary course or will be issuable or reissuable only with the imposition of a material condition.

	3.21 	AFFILIATE AGREEMENTS.

	SCHEDULE 3.21 sets forth: (i) a list of each and every written Contract or arrangement; (ii) a brief description in reasonable detail of all oral Contracts or arrangements in effect that relate to, in either case (x) the provision of products or services to the Company by any Shareholder of the Company, officer, director or employee, or any Related Person or Affiliate of the Company or any Shareholder of the Company or (y) the provision of products or services by the Company to any Shareholder of the Company, officer, director or employee, or any Related Person or Affiliate of any Shareholder of the Company, officer, director or employee. The Company has delivered to Merge correct and complete copies of each such written Contract or arrangement, as amended to date. Except as set forth on SCHEDULE 3.21, all such Contracts and arrangements with Related Parties are on terms no less favorable than those that could be obtained in arms-length transactions with non-related parties. Except as set forth on SCHEDULE 3.21, no Shareholder of the Company, officer, director or employee of the Company has any interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of the Company.


<PAGE 32>


	3.22 	INSURANCE.

 	SCHEDULE 3.22 contains a correct and complete list and description by type of all policies of fire, liability, directors' and officers', errors and omissions, workers' compensation and other forms of insurance, including all group insurance programs, owned or held by the Company. All such policies are in full force and effect, and no written notice of cancellation or termination has been received with respect to any such policy. Except for certain insurance policies for automotive vehicles and workers' compensation noted on SCHEDULE 3.22, as to which premiums have been accrued on the accounting records of the Company as payable but such premiums which are not yet due and owing, all premiums with respect to all insurance policies covering all periods up to and including the date hereof have been paid. Such policies, to the Principal Shareholders' Knowledge, (a) are sufficient for compliance with all material requirements of Law and of all material Contracts to which the Company is a party, (b) are valid, outstanding and enforceable policies as against the Company and, as against all other parties thereto, (c) provide insurance coverage for the assets and operations of the Company that, in the reasonable judgment of the Principal Shareholders and the management of the Company, is adequate in light of risks of the Company's business as heretofore conducted,
(d) will remain in full force and effect through the respective dates set forth in SCHEDULE 3.22 without the payment of additional premiums and (e) will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement or the Ancillary Agreements. The Company has not been refused any insurance with respect to its assets or operations, nor has any insurance carrier to which it has applied for any such insurance or with which it has carried insurance limited its coverage.

	3.23 	BANK ACCOUNTS AND POWERS.

	SCHEDULE 3.23 lists each bank, trust company, savings institution, brokerage firm, mutual fund or other financial institution with which the Company has an account or safe deposit box relating to the Company and the names and identification of all Persons authorized to draw thereon or to have access thereto. SCHEDULE 3.23 lists the names of each Person holding powers of attorney or agency authority from the Company and a summary of the terms thereof.

	3.24 	BROKERS' FEES.

	Except for the fees or commissions to Chela Technology Partners in an amount not to exceed the amount set forth on SCHEDULE 3.24, the Principal Shareholders, the Company and their agents have not, nor will they incur, directly or indirectly, any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to this Agreement or any Ancillary Agreement or of any of the transactions contemplated hereby or thereby. The amount to be paid to such broker shall be subject to Merge's prior written consent and then only to the extent accrued on the Closing Balance Sheet.

	3.25 	CERTAIN PAYMENTS.

	Neither the Company nor any director, officer, agent, or employee of the Company, or to the Knowledge of the Principal Shareholders, any Person associated with or acting for or on behalf of the Company, has directly or


<PAGE 33>


indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any Affiliate of the Company, or (iv) in violation of any Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

	3.26 	CUSTOMER RELATIONSHIPS.

	Except as set forth in SCHEDULE 3.26, there has not been, and to the Principal Shareholders' Knowledge there is no reasonable basis to believe that there will be, any adverse change in the Company's relations with any of its customers since December 31, 2002, whether as a result of the transactions contemplated by this Agreement or the Ancillary Agreements, or otherwise. SCHEDULE 3.26 sets forth a true and complete list of the Company's ten (10) largest customer accounts (as measured by the Company's revenues for the fiscal period beginning January 1, 2002 and ended May 31,
2003). No current customer of the Company has advised the Company that, as a result of the transactions contemplated by this Agreement or any of the Ancillary Agreements, it is terminating the handling of its business by the Company, as a whole or in part, or reducing its future spending with the Company. Except as set forth in SCHEDULE 3.26, the Company is not involved in any material claim or controversy with any customer.

	3.27 	VENDORS.

	SCHEDULE 3.27 contains an accurate and complete list of the Company's ten (10) largest vendors (by dollar volume of sales during the last fiscal year). No vendor has canceled or otherwise terminated, modified or, to the Knowledge of the Principal Shareholders, threatened to cancel or otherwise terminate, or to modify, its relationship with the Company. Except as set forth on SCHEDULE 3.27, the Company is not involved in any material claim or controversy with any vendor.

	3.28 	BOARD AND SHAREHOLDER APPROVAL.

 	The Board of Directors of the Company has determined that the transactions contemplated by this Agreement are consistent with and in furtherance of the long-term business strategy of the Company and is fair to, and in the best interests of, the Company and the Shareholders of the Company, and the Board of Directors of the Company have approved this Agreement and the transactions contemplated hereby and thereby. The Shareholders will have approved this Agreement and the transactions contemplated hereby prior to the Closing Date.

	3.29 	BOOKS AND RECORDS.
All accounts, stock record books, ledgers and other records related to the business of the Company have been properly and accurately kept and completed in all material respects in accordance with reasonable business practices, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein. The minute books of the Company contain accurate and complete records of all material corporate actions taken by the Shareholders


<PAGE 34>


of the Company, the board of directors and committees of the board of directors which are required to be approved by them.

	3.30 	ANTITRUST LAW COMPLIANCE.

	To the Knowledge of the Principal Shareholders, the Company has not violated in any respect, received a notice or charge asserting any violation, or engaged in conduct that may be construed as price fixing or any other violation of the Sherman Act, the Clayton Act, the Robinson-Patman Act or the Federal Trade Commission Act, each as amended, or any other federal or state Law related to antitrust or competition.

	3.31 	PRODUCT LIABILITY.

	The Company has no liability, whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due, and there exists no past or present fact, situation, circumstance, status, condition, activity, practice, occurrence, event, incident, action, failure to act or transaction that forms or could form the basis for any present or future liability, charge, complaint, action, suit, proceeding, hearing, investigation, claim or demand against the Company arising out of any injury to persons or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by the Company or as a result of any service provided by the Company.

	3.32	FULL DISCLOSURE.

	All documents and other papers delivered by or on behalf of the Company or the Shareholders of the Company in connection with this Agreement are true, complete, correct and authentic in all respects. No representation or warranty of any of the Shareholders or the Company contained in this Agreement or any Ancillary Agreement, and no statement contained in any document or certificate required to be delivered by the Company or the Shareholders of the Company to Merge or any of its representatives pursuant to the terms of this Agreement or the Ancillary Agreements (including the Schedules hereto and thereto), contains any untrue statement of a material fact or omits to state on an appropriate schedule a material fact necessary to make the representation, warranty or statements contained herein or therein not misleading. To the Knowledge of the Principal Shareholders, there is no fact that the Company or the Principal Shareholders have not disclosed to Merge in writing that the Company or Principal Shareholders reasonably believe has or will have a material adverse effect on the financial conditions, operations or prospects of the Company or a material adverse effect on the ability of the Company or any of the Shareholders of the Company to perform this Agreement or any other agreements contemplated hereby to which any of them is a party.


                 SECTION 4.  REPRESENTATIONS AND WARRANTIES OF MERGE

	Merge and Acquisition Sub represent and warrant to, and covenant with, the Company and the Principal Shareholders as of the date of this Agreement and as of the Closing Date, as follows:


<PAGE 35>


	4.1 	ORGANIZATION.

	Merge and Acquisition Sub are each a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin and the State of Delaware, respectively. Neither Merge nor Acquisition Sub are in violation of its respective Organizational Documents.

	4.2 	AUTHORIZATION OF TRANSACTION.

	Merge and Acquisition Sub each have full power and authority (including full corporate power and authority) to execute and deliver this Agreement and each of the Ancillary Agreements and to perform their obligations hereunder and thereunder. This Agreement constitutes, and each of the Ancillary Agreements when executed and delivered by Merge and Acquisition Sub will constitute, the valid and legally binding obligations of Merge and Acquisition Sub, enforceable in accordance with their terms. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Board of Directors of Merge. Merge and Acquisition Sub have the absolute and unrestricted right, power, authority and capacity (including full corporate power and authority) or have taken all requisite action to enable them to execute and deliver this Agreement and to perform their obligations hereunder and thereunder. This Agreement has been, and upon Closing will be, duly executed and delivered by Merge and the Acquisition Sub. When duly executed and delivered, this Agreement constitutes, and each of the other agreements delivered in conjunction with this Agreement, when executed and delivered will constitute, the valid and legally binding obligation of Merge and the Acquisition Sub, each enforceable in accordance with its terms.

	4.3 	NONCONTRAVENTION; CONSENTS.

 	Neither the execution and the delivery of this Agreement, nor the consummation by Merge and Acquisition Sub of the transactions contemplated hereby or thereby, will violate any Law to which Merge or Acquisition Sub is subject or any provision of the charter or bylaws of Merge or Acquisition Sub. Neither the execution and delivery of this Agreement or any of the Ancillary Agreements by Merge and Acquisition Sub, nor the consummation by Merge and Acquisition Sub of the transactions contemplated hereby or thereby, will constitute a violation of, be in conflict with or constitute or create a default under, any agreement or commitment to which Merge or Acquisition Sub is a party or by which Merge, Acquisition Sub or any of their properties is bound or to which Merge, Acquisition Sub or any of such properties is subject. Merge and Acquisition Sub have given all required notice and obtained all Permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities as are required in order to enable Merge and Acquisition Sub to perform their obligations under this Agreement and each of the Ancillary Agreements.

	4.4 	LITIGATION.

 	There are no judicial or administrative actions, proceedings or investigations pending or, to Merge's knowledge, threatened, that question the validity of this Agreement or any of the Ancillary Agreements or any action taken or to be taken by Merge or Acquisition Sub in connection with this


<PAGE 36>


Agreement or any of the Ancillary Agreements or that, if adversely determined, would have a material adverse effect upon Merge's or Acquisition Sub's ability to enter into or perform their obligations under this Agreement or any of the Ancillary Agreements.

	4.5	REPORTS AND FINANCIAL STATEMENTS.

	Merge has timely filed all reports which it has been required to file pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") since January 1, 2000 (collectively, "Merge's Reports"). As of their respective dates, none of Merge's Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. All of Merge's Reports complied in all material respects with the applicable requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder.

	4.6	ABSENCE OF CERTAIN CHANGES.

	Except as disclosed in Merge's Reports or other filings filed on or prior to the date of this Agreement, since December 31, 2002, there has not been any material adverse change in the business, condition, operations, properties, assets, results of operations or prospects of Merge nor has any event occurred or circumstance arisen that may result in such a material adverse change.

	4.7	AVAILABILITY OF FUNDS.

	Merge has received a written loan commitment for, or has readily available to it, sufficient funds to satisfy its obligations under this Agreement.

	4.8	ABSENCE OF UNDISCLOSED LIABILITIES.

	As of the date of this Agreement, Merge does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not reflected in Merge's Reports or incurred in the ordinary course of business following December 31, 2002.

	4.9	VALIDITY OF MERGE SHARES.

	The shares of Merge Common Stock to be delivered at Closing pursuant to this Agreement, when issued in accordance with the provisions of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable. Shares issued upon exercise of the options, including the Rollover Options, granted under the 2003 Option Plan identified on Exhibit B when exercised and paid for in accordance with the terms of the option agreements applicable thereto, shall have been duly authorized, validly issued, fully paid and non-assessable at the time of exercise and payment.

	4.10	COMPLIANCE WITH LAWS.

	Merge has complied with, and is not in violation of, all applicable federal, state and local laws and regulations affecting its properties or the operation of its business, except where non-compliance would not have a materially adverse effect on the business or operations of Merge. No


<PAGE 37>


Regulatory Agency has initiated any proceeding or investigation made known to Merge into the business or operations of Merge and its Subsidiaries which has not been finally resolved.

	4.11 	FULL DISCLOSURE.

	All documents and other papers delivered by or on behalf of Merge to the Company or the Shareholders of the Company in connection with this Agreement are true, complete, correct and authentic in all respects. No representation or warranty of Merge contained in this Agreement or any Ancillary Agreement, and no statement contained in any document or certificate required to be delivered by Merge to the Company or the Shareholders of the Company or any of its representatives pursuant to the terms of this Agreement or the Ancillary Agreements (including the Schedules hereto and thereto), contains any untrue statement of a material fact or omits to state on an appropriate schedule a material fact necessary to make the representation, warranty or statements contained herein or therein not misleading.


                         SECTION 5. PRE-CLOSING COVENANTS

	The parties agree as follows with respect to the period between the date of this Agreement and the Closing Date:

	5.1 	GENERAL.

	Each of Merge, the Company and the Principal Shareholders will use its reasonable best efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in Section 7).

	5.2 	NOTICES AND CONSENTS.

	Prior to the Closing Date, the Company and Principal Shareholders will give all required notices to third parties and will obtain all third party consents that are required in connection with the transactions contemplated by this Agreement, each in form and substance reasonably acceptable to Merge. A copy of such notice or consent shall be provided to Merge as soon as practicable.

	5.3 	CARRY ON IN ORDINARY COURSE.

	(a) Between the date of this Agreement and the Closing Date, the Company will conduct and carry on its business only in the ordinary course
consistent with past practices.   Until such time, the Company also shall use
its commercially reasonable efforts to preserve the Company's assets, relationships, customers, clients and employees and to preserve for Merge the integrity and reputation of the Company, and shall not take any of the following actions without the prior written consent of Merge, which consent shall not be unreasonably withheld:

		(i) form or cause to be formed any subsidiary;

	        (ii) make any change in any executive management personnel;


<PAGE 38>


   	        (iii) except for the amounts paid to holders of terminated options and bonuses for product development (which in the aggregate will not exceed $80,000) enter into any contract of employment with, or increase the
compensation 	paid or payable to, or enter into any new arrangements with, any of its officers, directors, employees or agents or pay or become committed to pay any of the foregoing any bonuses or other special compensation except for non-management employees in the ordinary course of business;

  	        (iv) amend its charter or bylaws;

	        (v) authorize, issue or sell, or become committed to authorize, issue or sell, any shares of capital stock or any rights or options to acquire capital stock except pursuant to the acceleration or exercise of rights or options previously granted by the Company;

 	        (vi) make any single expenditure in an amount exceeding twenty-five thousand dollars ($25,000), or expenditures which in the aggregate exceed fifty thousand dollars ($50,000) or agree to sell, transfer, assign or encumber, any of the Company's assets except in the ordinary course of business;

                (vii) pay or declare any dividends to its shareholders; or

                (viii) pay, declare or announce any capital distribution.

	(b) Between the date of the Agreement and the Closing Date, the Company and the Principal Shareholders further agree to:

                (i) use their reasonable best efforts to preserve intact the current business of the Company, keep available the services of the current officers, employees and agents of the Company, and maintain the
relations and goodwill with customers, 	vendors, landlords, creditors,
employees, agents and others having business 	relationships with the
Company;

                (ii) confer with Merge concerning operational matters of a material nature; and

                (iii) otherwise report periodically to Merge concerning the status of the business, operations, finances and prospects of the Company.

	(c) Neither the Company, the Principal Shareholders nor Merge shall take any action that could reasonably be expected to adversely affect its ability to perform this Agreement.

	5.4 	NO DEFAULT.

	The Company will not commit or omit to take any act which will cause a termination of or material breach or default under any Contract or obligation to which the Company is a party or by which its assets are bound.


<PAGE 39>


	5.5 	FULL ACCESS.

	Until the Closing Date and the consummation of the transactions contemplated by this Agreement, the Company and the Principal Shareholders agree to give reasonable access to Merge and Merge's agents and representatives to all assets, properties, contracts, personnel, key customers, suppliers, agents, books and records of the Company and/or any other data and information related to the Company as Merge and/or its agents or representatives may reasonably deem necessary, and further agrees to cause Company's executive employees and legal and financial representatives to meet with Merge at mutually agreeable times and locations and answer Merge's questions to the best of their ability, including but not limited to their assessment of all pending, threatened or contingent claims or lawsuits against the Company. The Company shall also afford unrestricted access to all its audit papers and allow Merge and its representatives the opportunity to ask questions and receive answers, to the best of their ability, of the appropriate officers and agents of the Company.

	5.6 	NOTICE OF DEVELOPMENTS.

	The Company and the Principal Shareholders will each give prompt written notice to Merge of any material development affecting the Company. Merge will give written notice, by Form 8-K filing with the SEC of any material adverse development affecting Merge. Each party will give prompt written notice to the other of any material development affecting the ability of the parties to consummate the transactions contemplated by this Agreement or any of the Ancillary Agreements. No such written notice of a material development will be deemed to have amended the Schedules, to have qualified the representations and warranties contained herein or in the Ancillary
Agreements, or to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such material development.

	5.7 	EXCLUSIVITY.

 	From the date of this Agreement until the termination of this Agreement pursuant to (i) Section 9.1(a) (mutual agreement) or Section 9.1(c) (failure of Merge to fulfill conditions), or, (ii) if earlier, July 31, 2003, the Company (or its agents and representatives) and the Principal Shareholders will not take, directly or indirectly, any action to initiate, continue, assist, solicit, or encourage any offer or inquiry from any person to engage in any Business Combination (as defined below). If the Company (or its agents or representatives) or any Principal Shareholder receives from any person any offer, inquiry or informational request with respect to any Business Combination, the Company will promptly advise Merge of such offer, inquiry, or request and deliver a copy of any such written offer, inquiry or informational request. For purposes hereof, "Business Combination" means:
(a) any merger, consolidation, share exchange, combination or other similar transaction to which the Company is a party; (b) any sale, dividend, split or other disposition of capital stock or other equity interest of Company of twenty percent (20%); (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of ten percent (10%) or more of the assets of the Company, in a single transaction or series of transactions; or (d) any tender offer or exchange offer for twenty percent (20%) or more of the outstanding shares of capital stock of the Company. For purposes of Section
5.7 the "Company" shall mean the Company and its subsidiaries, taken as a whole.


<PAGE 40>


	5.8	TAX MATTERS.

	No new elections with respect to Taxes, or any changes in current elections with respect to Taxes, relating to or affecting the Company will be made by the Company after the date of this Agreement without the prior written consent of Merge. On or prior to the Closing Date, the Company and the Shareholders will provide Merge, at Merge's request, with all clearance certificates or similar documents that may be required by any state, local or other Tax authority or Governmental Entity in order to relieve Merge of any obligation to withhold or escrow any portion of the Purchase Price. On or prior to the Closing Date, the Company will furnish to Merge an affidavit stating, under penalty of perjury, each of the Shareholder's United States taxpayer identification numbers and that each of the Shareholders is not a foreign person, pursuant to Section 1445(b)(2) of the Code.

	5.9	CONDUCT OF MERGE'S BUSINESS.

	Except as expressly provided in this Agreement, during the period from the date of this Agreement to the Effective Time, Merge shall use its reasonable best efforts to (i) take no action which would materially adversely affect or delay the ability of the Merge to perform its covenants and agreements on a timely basis under this Agreement and (ii) take no action which would materially adversely affect or delay the ability of Merge to obtain any necessary approvals, consents or waivers of any governmental authority required for the transactions contemplated hereby or which would reasonably be expected to result in any approvals, consents or waivers containing any material condition or restriction.

	5.10	APPROVAL BY SHAREHOLDERS

	The Principal Shareholders agree to call a meeting of all Shareholders for the purpose of approving the Merger and to hold such meeting no later than eight (8) business days following the signing of this Agreement. The Principal Shareholders, on their own behalf and on behalf of the Principal Shareholders' Related Persons, agree to vote all their Shares in favor of the Merger.


                         SECTION 6. POST-CLOSING COVENANTS

	The parties agree as follows with respect to the period following the Closing Date:

	6.1 	GENERAL.

	In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as the other parties reasonably may request, at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 8).

 	6.2 	LITIGATION SUPPORT.

	(a) In the event and for so long as any party hereto is actively contesting or defending against any charge, complaint, action, audit, suit, proceeding, hearing, investigation, claim or demand in connection with (i)


<PAGE 41>


any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Company, the other parties will cooperate with the contesting or defending parties and its counsel in the contest or defense, make available its personnel and provide such testimony and access to its books and records as may be necessary in connection with the contest or defense, at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Section 8).

        (b) Merge will cause Acquisition Sub to maintain all original books, records, files, documents, papers and agreements pertaining to the operations of the Company as conducted prior to the Closing Date for at least four years following the Closing Date or such longer period as may be required by Law.

        (c) The Principal Shareholders acknowledge and agree that all attorney-client, work product and other legal privileges that may exist with respect to the Company (including any privileged communications involving, or work product documents produced by, the Company's internal legal staff) are, and after the Closing Date will continue to be, the sole and exclusive right and privilege of Acquisition Sub by virtue of the merger of the Company into Acquisition Sub. The Principal Shareholders accordingly acknowledge and agree that they and their Affiliates will have no right or power after the Closing Date to assert or waive any such privilege. The Principal Shareholders agree that they will, and will cause their Affiliates to, take any actions reasonably requested by Merge, at the sole cost and expense of Merge unless Merge is entitled to indemnification therefor under the provisions of Section 8, in order to permit Acquisition Sub to preserve and assert any such privileges.

	6.3 	AGREEMENTS REGARDING TAX MATTERS.

        (a) Merge shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. The Company will ensure that there is an adequate accrual for such Tax Returns, including the cost of preparation thereof, on the Closing Balance Sheet.

        (b) Merge shall prepare or cause to be prepared and file and cause to be filed any Tax Returns of Acquisition Sub for Tax periods which begin before the Closing Date and end after the Closing Date.

        (c) Merge, the Company and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other parties, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon request by one of the other parties) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding.


<PAGE 42>


        (d) All tax sharing agreements or similar agreements with respect to or involving the Company shall be terminated as of the Closing Date, and after the Closing Date, the Company shall not be bound thereby or have any liability thereunder.

	6.4 	CONFIDENTIAL INFORMATION.

	For a period of ten years after the Closing Date, the Principal Shareholders and their Affiliates will treat and hold as such, and will not use for the benefit of themselves or others, any confidential information, in whatever form or medium, concerning the operations and affairs of the Company, except as required by them to bring or defend any lawsuit or other proceeding relating to the Company's operations prior to the Closing Date or relating to the transactions contemplated herein in accordance with the provisions of this
Section 6.4 and Section 8.4. In the event that any of the Principal Shareholders or their Affiliates is requested or required (by oral request or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand or similar process) to disclose any confidential information, then such Principal Shareholder will notify Merge promptly in writing of the request or requirement so that Merge may seek an appropriate protective order or waive compliance with this
Section 6.4. If, in the absence of a protective order or receipt of a waiver hereunder, any of the Principal Shareholders or any of their Affiliates is, on the advice of outside counsel, compelled to disclose any confidential information to any Governmental Entity or else stand liable for contempt, then such Shareholder or Affiliate may disclose such confidential information to such Governmental Entity, provided that such Principal Shareholder or Affiliate will use its reasonable best efforts to obtain at the request of Merge an order or other assurance that confidential treatment will be accorded to such confidential information.

	6.5 	COVENANT NOT TO COMPETE; SOLICITATION.

	The Principal Shareholders will at the time of Closing enter into agreements substantially in the form attached as EXHIBIT E stating, among other things, that for a period of five years from and after the Closing Date, no Principal Shareholder will engage directly or indirectly in the Business that the Company conducts. The "Business", for purposes of this Agreement, is the provisioning of medical diagnostic imaging workflow software solutions, often referred to as Picture Archiving and Communication Systems ("PACs") and Radiology Information Systems ("RIS"), and professional consulting associated with the provisioning of these software solutions for healthcare facilities, Original Equipment Manufacturers ("OEMs") and Value Added Resellers ("VARs"). Pursuant to the aforementioned agreements, for a period of three years from and after the Closing Date, the Principal Shareholders will not solicit the Employment of or hire any executive, technical or engineering employee of the Company, except for the employee listed on SCHEDULE 6.5 and except for any employee who employment is terminated by the Merge Companies without cause or as a result of a reduction in force.

	6.6   	CUSTOMER CONTRACTS FOR REMAINDER OF 2003.

	Merge agrees to honor, for at least the remainder of 2003, all third party licensing agreements and/or distribution agreements, assuming they are properly assigned or no contract provisions require such assignment, and that such contracts contain no material adverse terms in the aggregate. A list of such contracts is set forth on SCHEDULE 6.6.


<PAGE 43>


	6.7	MERGE SECURITIES MATTERS

	For three years following the Closing:

	(a)	Merge shall take all reasonable actions necessary to list its securities for trading on the NASDAQ National Market and after such listing to continue trading of its common stock on the NASDAQ National Stock Market or a national stock exchange, and by the second anniversary of the Closing Merge shall cause the Shares issued pursuant to this Agreement to be listed for or admitted to trading on the then-applicable principal trading market for Merge's common stock. Merge shall not be deemed in breach of this Agreement if it fails to maintain its NASDAQ listing due to the failure to be in compliance with listing requirements relating to trading price per share or other similar qualifying standards.

	(b)	Merge shall file all reports and take all actions necessary to timely comply with the reporting requirements of the Exchange Act.

	(c) Except as set forth in the Investment Representation and Lockup Agreement, Merge shall use its best efforts to cause its transfer agent to register any transfer of the common stock in the time frame established for such transfer by the regulatory agency overseeing such transfer agent upon receipt of proper documentation for such transfer request. Restricted shares shall be transferred without any restrictive legend if supported by an opinion of counsel to the shareholder, if such opinion is requested by Merge, and to which Merge's counsel has no reasonable objection.

	6.8 	BOARD REPRESENTATION

	Merge shall take all reasonable actions necessary to cause the Nominating Committee of the Board of Directors of Merge to recommend to the full Board of Directors of Merge the election of Dr. Frank Seidelmann to its Board at the next regularly scheduled board meeting following the Closing.

	6.9	RESTATED FINANCIAL STATEMENTS OF THE COMPANY

	The Company will, if necessary, deliver to Merge no later than 60 days after the Closing Date restated financial statements of the Company, with an opinion letter from the independent accountants who prepared such financial statements, for filing by Merge in a Form 8-K with the Securities and Exchange Commission. Merge will pay for all expenses associated with such restatement.

	6.10	CONSENT TO ACCOUNTANT FOR COMPANY

	The Company will provide Merge no later than 60 days from the Closing Date with a consent from the independent accountants who provide the audit and opinion letter for the restated financial statements of the Company set forth in Section 6.8.


<PAGE 44>


	6.11	FILING FORM S-8

	Merge shall use its best efforts to register the shares under the 2003 Option Plan on an S-8 to the extent permitted under the federal securities laws within thirty (30) days of the Closing.

	6.12	OPTIONS

	Merge shall issue, within fifteen (15) business days of the Closing Date, stock options, pursuant to grant agreements substantially in the form of
EXHIBIT I hereto ("Stock Grants"), effective on the Closing Date to purchase at least 125,000 (but not more than 150,000) Merge shares to be allocated among all Company employees, exercisable at the closing price of the stock on the Closing Date, and subject to vesting provisions contained in options granted to Merge employees, and the remaining options from the 150,000 share pool allocated for options to be granted to employees of Acquisition Sub shall be granted no later than six months following the Closing at the fair market value on the date of grant;


                            SECTION 7. CLOSING CONDITIONS

	7.1 	CONDITIONS TO OBLIGATION OF MERGE.

	The obligation of Merge and Acquisition Sub to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction, or waiver, in Merge's sole discretion, at or prior to Closing, of each of the following conditions:

	(a) There being no material adverse change in the Company's business, operations or prospects.

	(b) There being no uncovered material adjustments in the Company's 2002 financial performance (revenues and net income) or the Company's year to date 2003.

	(c) There being no uncovered material changes in the Company's balance sheet between the date hereof and the Closing Date, including but not limited to Accounts Receivable collections, increases in debt other than debt to finance working capital needs, and the like.

	(d) The Company providing Merge with an audit and opinion letter for the fiscal year ending December 31, 2002, and any additional financial statements required by the Securities and Exchange Commission for prior years, quarters and periods, to the extent necessary to enable Merge to meet consolidated financial statements reporting requirements under Regulation S-X as a result of acquiring the Company.

	(e) The Company obtaining all required consents to change in control of the Company and assignment as it relates to all client, product, licensing, service and asset Contracts of the Company as set forth on SCHEDULE 3.3.

	(f) Merge securing employment and non-competition contracts with Dan Quigg at a compensation level consistent with similarly situated executives


<PAGE 45>


of Merge, subject to customary eligibility for bonuses, stock options and customary non-compete and confidentiality provisions commensurate with key executive employees of comparable compensation levels at Merge.

	(g) Merge satisfying itself that the Acquisition is exempt from the registration requirements of federal and state securities laws. Pursuant to such condition, each of the Shareholders and Warrant Holders of the Company shall execute and deliver an Investment Representation and Lockup Agreement in the form attached hereto as EXHIBIT D1, and the Option Holders shall execute and deliver an Investment Representation Agreement for Optionholders in the form attached hereto as EXHIBIT D2.

	(h) At least two business days prior to the Closing, each Shareholder shall deliver to counsel for the Company one or more stock certificates that, in the aggregate, represent that number of Shares set forth opposite such Shareholder's name on the Company Secretary's Certificate of Stock Ownership, in each case endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer and with any required stock transfer stamps attached and completed W-9 forms.

	(i) At the Closing, each of the Shareholders and the Company shall deliver to Merge the following agreements, instruments or documents (collectively the "Closing Documents"):

		(1) Termination of all stock restriction agreements governing any Shares.

		(2) Releases from all option holders described in the last sentence of Section 2.6(f) and consents from holders of all warrants.

		(3)  Certified Articles and Code of Regulations.

		(4) Certificate of President of the Company as to representations and warranties.

		(5) Certificate of the Principal Shareholders as to representations and warranties.

		(6)  Certificates of Merger for filing in Ohio and Delaware.

		(7)  Good Standing Certificate

		(8)  Escrow Agreement

		(9) Employment Agreement between the Acquisition Sub and Dan Quigg, including acknowledgement that no amounts are due for any period prior to Closing)

		(10) Amendment to Agreements with Affiliates of Frank Seidelmann in form satisfactory to Merge.


<PAGE 46>

		(11) Lockup and Investment Representation Agreements from all Shareholders, and Warrant holders, and Investment
		Representation Agreement for Optionholders from all holders of Rollover Options.

		(12) Certified resolutions of the Board of Directors and the Shareholders of the Company, approving the merger and other transactions contemplated herein.

		(13) Noncompete Agreements of Frank Seidelmann and Norbert
		Reich.

	(k) the representations and warranties of the Company and the Principal Shareholders set forth in this Agreement will, individually and collectively, be true and correct in all material respects at and as of the Closing Date and such parties shall have delivered a certificate to such effect;

	(l) the Company and the Principal Shareholders will have performed and complied with all of their covenants and obligations hereunder in all material respects through the Closing Date;

	(m) there will not be any action, suit or proceeding pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be interfered with, prevented, delayed or rescinded following consummation, (iii) affect materially and adversely the right of Merge following the Closing Date to control the Acquisition Sub as survivor of the merger with the Company or (iv) affect materially and adversely, including through the imposition of any divestiture requirement, the right of the Company to own its assets or to operate its business as presently operated and as presently proposed to be operated (and no such injunction, judgment, order, decree, ruling or charge will be in effect);

	(n) there must not have been made or threatened by any Person other than as disclosed on the stock transfer records of the Company and in the Company Secretary's Certificate of Stock Ownership, any claim asserting that such Person (i) is the holder or the beneficial owner of or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other equity, voting or ownership interest in, the Company, or (ii) is entitled to all or any portion of the Purchase Price payable for any Shares;

	(o) the Company and the Principal Shareholders will have delivered to Merge a certificate, dated as of the Closing Date, to the effect that each of the conditions specified above, other than Section 7.1(a), are satisfied in all respects;

	(p) the Company shall have delivered to Merge an opinion of counsel dated as of the Closing Date from McDonald, Hopkins Co., L.P.A. with respect to the matters set forth in EXHIBIT F attached hereto;


<PAGE 47>


	(q) all actions to be taken by the Company and the Principal Shareholders in connection with consummation of the transactions contemplated by this Agreement, and all certificates, instruments and other documents required to effect the transactions contemplated hereby and thereby, will be reasonably satisfactory in form and substance to Merge; and

	(r) holders of no more than one percent (1%) of the outstanding Shares shall have exercised dissenters' rights under the Ohio Statute and not waived such rights prior to Closing.


	7.2 	CONDITIONS TO OBLIGATION OF THE COMPANY AND ITS SHAREHOLDERS.

 	The obligation of the Company and the Principal Shareholders to consummate the transactions to be performed in connection with the Closing is subject to satisfaction of the following conditions (any of which may be waived, in whole or in part, by the Company and the Principal Shareholders):

	(a) The representations and warranties of Merge set forth in Section 4 will be true and correct in all material respects at and as of the Closing Date;

        (b) Merge will have performed and complied with all of its covenants hereunder in all respects through the Closing Date;

        (c) there will not be any action, suit or proceeding pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent consummation of any of the transactions contemplated by this Agreement or (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

	(d) Merge shall have complied with all federal and state Laws, rules and regulations including but not limited to those of the United States Securities and Exchange Commission and NASDAQ;

	(e) Merge shall have used its best efforts to have its common stock listed on the NASDAQ National Market System;

        (f) Merge will have delivered a certificate to the effect that each of the conditions specified above is satisfied in all respects;

        (g) Merge will have delivered to the shareholders the Merger Consideration due at Closing payable pursuant to Section 2.6;

	(h) Merge shall have delivered the Merge Options to the holders of the Rollover Options pursuant to Stock Grants.


<PAGE 48>


	(i) Merge shall have delivered to the Principal Shareholders an opinion of counsel dated as of the Closing Date from counsels for Merge with respect to the matters set forth in EXHIBIT G attached hereto;

	(j) At the Closing, Merge shall deliver to the Company the following agreements, instruments or documents: (i) a Certificate of Merger as provided in Section 2.3 hereof; and (ii) the Ancillary Agreements.

	(k) The Company's obligation to (i) the Shareholders whose names and amounts owed are set forth on SCHEDULE 7.2(k) hereto shall have been paid in full.

	(l) Merge shall have paid the amount owed by the Company to National City Bank which is reflected in the payoff letter dated effective as of July 18, 2003, which is attached as SCHEDULE 7.2(l), and assisted the Company in the Closing Date termination of the line of credit with National City Bank pursuant to which such amount was borrowed.

	(m) Merge shall have paid the amounts due to Chela Technology Partners (in the amount set forth on Schedule 3.24) and McDonald Hopkins (in the amount set forth on Schedule 3.24), which amounts will both be reflected on the Final Closing Balance Sheet.


                SECTION 8. REMEDIES FOR BREACHES OF THIS AGREEMENT

	8.1 	SURVIVAL.

	All of the representations and warranties of the Company and the Principal Shareholders contained in Section 3 of this Agreement or in any certificate delivered by the Company or the Principal Shareholders pursuant to this Agreement will survive the Closing and continue in full force and effect:
(a) in the case of the representations and warranties contained in Section 3.9, "Tax Matters," subsection (a) of Section 3.14, "Intellectual Property," or contained in any certificate relating thereto, until the expiration of four years following the Closing Date, and (b) in the case of all other representations, warranties and covenants of Company or the Principal Shareholders contained in this Agreement or contained in any certificate delivered by the Company or the Principal Shareholders relating thereto, until the second anniversary of the Closing Date. All of the representations and warranties of Merge and Acquisition Sub contained in Section 4 of this Agreement or in any certificate delivered pursuant to this Agreement will survive the Closing and continue in full force and effect until the second anniversary of the Closing Date.

	8.2	INDEMNIFICATION PROVISIONS FOR BENEFIT OF MERGE.

	The Principal Shareholders, severally and not jointly and severally with each other , and the Principal Shareholder and the Principal Shareholders' Related Persons jointly and severally within their group, will indemnify and hold harmless Merge, its representatives, shareholders, and controlling persons and, after the Closing, the Acquisition Sub and its representatives, shareholders, and controlling persons (collectively, the "INDEMNIFIED BUYERS") for, and will pay to the Indemnified Buyers the amount of, any loss,


<PAGE 49>


liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "DAMAGES"), arising, directly or indirectly, from or in connection with: (i) any breach of any representation or warranty or covenant made by the Company or Principal Shareholders in this Agreement, the Schedules, or any other certificate or document delivered by the Company or the Principal Shareholders pursuant to this Agreement; (ii) any amounts paid to the holders of Dissenting Shares and the costs of all proceedings, including attorneys' and expert witness fees, in resolving the claim of any Dissenting Shareholder, or (iii) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any of the Principal Shareholders or the Company (or any Person acting on their behalf) in connection with the transactions set forth herein. Except for fraud or a willful misrepresentation and except for the availability of injunctive relief in the case of a breach of the agreements referred to in
Section 2.9 (Lockup and Holdback Provision), 5.7 (Exclusivity), 5.4 (Confidential Information), 6.5 (Covenant Not to Compete; Solicitation), and
10.1 (Press Releases and Announcements),  the remedies set forth in Section
8.2 are the exclusive remedy available to Merge and the other Indemnified Persons for a breach of this Agreement or a claim under Section 8.2.

	8.3 	INDEMNIFICATION PROVISIONS FOR BENEFIT OF THE SHAREHOLDERS.

	Merge will indemnify and hold harmless the Shareholders and their respective successors, assigns, heirs, executors, as the case may be (the "INDEMNIFIED SHAREHOLDERS") and will pay to the Indemnified Shareholders the amount of any Damages arising, directly or indirectly, from or in connection with any breach of any representation or warranty or covenant made by Merge or Acquisition Sub in this Agreement or in any certificate or document delivered by Merge or Acquisition Sub pursuant to this Agreement.

	8.4 	INDEMNIFICATION PROCEDURES.

	(a) Promptly after discovery or receipt of notice by an Indemnified Buyer or Indemnified Seller (in each case an "INDEMNIFIED PERSON") under this
Section 8 of a claim for which indemnity may be sought, such indemnified party will, if a claim is to be made against an indemnifying party, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the Indemnified Person's failure to give such notice.

        (b) If any proceeding referred to in Section 8 is brought against an Indemnified Person and it gives notice to the indemnifying party of the commencement of such proceeding, the indemnifying party will pay the costs of defending such proceeding including costs of counsel selected by the Indemnified Person, which counsel shall be reasonably satisfactory to the indemnifying party. The Indemnified Person shall control the defense and settlement of the proceeding provided that the Indemnified Person shall consult with the indemnifying party. The indemnifying party will, unless the claim involves Taxes, be entitled to participate in such proceeding unless the


<PAGE 50>


indemnifying party is also or could become a party to such proceeding and the Indemnified Person determines in good faith that such participation would be inappropriate.

 	8.5	SOURCE OF INDEMNIFICATION; LIMITATION ON LIABILITY

	During the period of the Escrow, the Escrowed Shares shall be the sole source for indemnification claims by the Indemnified Buyers except for indemnification relating to a breach of the representations and warranties set forth in Section 3.9 (relating to Tax Matters) and 3.14(a) (relating to intellectual property ownership), and shall be the first source of payment for indemnification relating to those sections. Thereafter, the source of indemnification for the remainder of the two-year survival period (for all claims other than Section 3.9 and 3.14(a) claims and the four-year survival period for Section 3.9 and 3.14(a) claims) shall be the Principal Shareholders severally from each other, and the Principal Shareholders and the Principal Shareholders' Related Persons jointly and severally within their group, out of funds not held in Escrow but subject to the limitations set forth in the remainder of this Section 8.5. Merge will use its best efforts to make a claim against all Principal Shareholders prior to making a set-off as described in
Section 8.7. The Merge Average Stock Price will be used to determine the number of Merge shares to be forfeited in the event any amount is paid out of the Escrow. Following expiration of the Escrow, the Principal Shareholders will have the option of surrendering Merge shares at the Merge Average Stock
Price, or cash, to satisfy claims.   No Principal Shareholder will be liable
for more than his proportionate share of the Purchase Price, including the value of his Rollover Options, and no group including the Principal Shareholder, his Principal Shareholders' Related Persons shall be liable for more than their share of the Purchase Price, including the value of the Rollover Options.

	Indemnification relating to everything but taxes (Section 3.9), intellectual property ownership (Section 3.14(a)) and those provisions listed above in the last sentence of 8.2 (breach of exclusive dealing, non-competition/non-solicitation, etc.) are limited to the value of the original amount in the Escrow determined at the Merge Average Stock Price, whether or not such Escrow has terminated.

	Each of the Shareholders will appoint the Principal Shareholders to receive service of process on behalf of all members of such group and to settle all claims for indemnification against any member of such group, all in form satisfactory to Merge. A form of such Appointment is set forth as EXHIBIT H.

	8.6 	BASKET AND DEDUCTIBLE; INSURANCE.

	No indemnified party will be entitled to indemnification pursuant to Sections 8.2 or 8.3 unless and until the aggregate amount of Damages with respect to which such indemnified party would otherwise be entitled to assert thereunder exceeds $10,000 (the "BASKET AMOUNT"). When the aggregate amount of Damages exceeds the Basket Amount, the indemnified party will be entitled to indemnification for all Damages, including those within the Basket Amount. Recovery from the indemnifying party by the indemnified party under this Section shall be net of any insurance proceeds received by the indemnified party in relation to claims for Damages brought under this Section.


<PAGE 51>


	8.7 	RIGHT OF SET-OFF.

	After the expiration of the Escrow or the filing of a claim against the entire Escrowed Shares, whichever is earlier, upon written notice to a Principal Shareholder specifying in reasonable detail the basis for such set-off and the expiration of a five (5) day opportunity for Shareholders to cure after receipt of such notice, Merge may set off any amount to which it reasonably believes in good faith to be entitled under this Section against amounts otherwise payable under this Agreement or the Ancillary Agreements.


                              SECTION 9. TERMINATION

	9.1 	TERMINATION OF AGREEMENT.

	The parties may terminate this Agreement as provided below:

	(a) by Merge, the Company and the Principal Shareholders upon their mutual written consent at any time prior to the Closing;

	(b) by Merge upon written notice to the Company at any time after July 31 2003, if the Closing has not occurred on or before such date by reason of the failure of any closing condition under Section 7.1 and Merge has not waived such condition on or before the Closing; or

	(c) by the Company and Principal Shareholders upon written notice to the Merge at any time after July 31, 2003, if the Closing has not occurred on or before such date by reason of the failure of any closing condition under
Section 7.2 and the Company and the Principal Shareholders have not waived such condition on or before the Closing.

	9.2 	EFFECT OF TERMINATION.

	If any party terminates this Agreement pursuant to Section 9.1, all further obligations of the parties hereunder and under the Ancillary Agreements will terminate without liability of any party to the other party (except for any liability of any party then in breach), except that the obligations in
Section 10.2 will survive termination and remain in full force and effect thereafter; PROVIDED HOWEVER, that if this Agreement is terminated by a party because of a breach of the Agreement by the other party, or because one or more of the conditions to the terminating party's obligation under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired. In addition, in the event that the Closing does not occur due to the Company's or the Principal Shareholders' breach of this Agreement or failure to satisfy all conditions set forth in this Agreement, and the Company or a majority in interest of the Principal Shareholders and Principal Shareholders' Related Persons enter into any agreement or understanding with a third party to enter into any Business Combination (as defined in Section 5.7) within one (1) year after the expiration or termination of this Agreement and subsequently close such Business Combination (regardless of whether such closing occurs within such one (1) year period), then the Company shall pay Merge, in cash an amount equal to three (3%) of the Merger Consideration that would have been payable pursuant to this Agreement had Merge acquired Company's Shares. Should


<PAGE 52>


Company fail to pay the aforesaid sum to Merge on demand, then thereafter Company shall be liable to Merge for interest on said sum computed at eight percent (8%) per annum as well as all of Merge's legal fees and other costs and expenses incurred in collecting the obligation.

                             SECTION 10. MISCELLANEOUS

	10.1 	PRESS RELEASES AND ANNOUNCEMENTS.

	No party will issue any press release or announcement relating to the subject matter of this Agreement prior to the Closing Date without the prior approval of the other party (which approval will not be unreasonably withheld); PROVIDED, HOWEVER, that any party may make any public disclosure it believes in good faith is required by Law (in which case the disclosing party will advise the other parties prior to making such disclosure). From the date hereof through the Closing Date, the Company agrees to direct all its officers, directors, option and warrant holders, and the Principal Shareholders agree, to not directly or indirectly buy, sell or sell short any of Merge's securities.

	10.2 	EXPENSES; TRANSFER TAXES.

	The parties hereto will each bear all their own legal, accounting, investment banking and other expenses incurred by them or on their behalf in connection with the transactions contemplated by this Agreement, whether or not such transactions are consummated. The Principal Shareholders will pay and hold Merge harmless from payment of all sales, use, transfer, documentary or stamp taxes and recording and filing fees applicable to the assignment of the their Shares to Merge or to any other transaction contemplated by this Agreement or any of the Ancillary Agreements. No expenses incurred by or on behalf of the Principal Shareholders or any of their Affiliates (including the Company) in connection with the transactions contemplated by this Agreement will be paid by or charged to the Company, unless such expense is accrued on the Closing Date Balance Sheet with the permission of Merge.

	10.3 	WAIVER.

 	The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable Law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement or the Ancillary Agreements can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement, the Ancillary Agreements or the documents referred to herein or therein.


<PAGE 53>


	10.4 	FURTHER ASSURANCES.

	The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the purposes and intent of this Agreement, the Ancillary Agreements and the documents referred to herein and therein.

 	10.5 	NO THIRD-PARTY BENEFICIARIES.

	This Agreement will not confer any rights or remedies upon any Person other than the Company, the Shareholders and Merge, and their respective successors and permitted assigns.

	10.6 	SUCCESSORS AND ASSIGNS.

	No party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement or any Ancillary Agreement without the written consent of the other party hereto; PROVIDED, HOWEVER, that Merge may without consent assign its rights under this Agreement after the Closing to any Person acquiring all or substantially all of the stock or assets of Acquisition Sub from Merge. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement or in any Ancillary Agreement by or on behalf of any of the parties hereto or thereto will be binding upon and enforceable against the respective successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

	 10.7 	SEVERABILITY.

	Whenever possible, each provision of this Agreement and any of the Ancillary Agreements, respectively, will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision hereof or thereof is held to be prohibited by or invalid under applicable Law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement or the particular Ancillary Agreement, respectively.

	10.8 	COUNTERPARTS; FACSIMILE SIGNATURES.

	This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement. Facsimile signatures shall be deemed to be original signatures for all purposes under this Agreement.

	10.9 	DESCRIPTIVE HEADINGS; CONSTRUCTION.

	The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction will be


<PAGE 54>


applied against any party. The use of the word "including" in this Agreement means "including without limitation" and is intended by the parties to be by way of example rather than limitation.

	10.10 	NOTICES.

	All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given (i) when delivered personally to the recipient or when sent to the recipient by telecopy (receipt confirmed), (ii) one business day after the date sent, when sent to the recipient by reputable express courier service (charges prepaid) or (iii) three business days after the date mailed, when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the parties at the addresses indicated below:

If to the Company or a Principal Shareholder:

RIS Logic Incorporated
32125 Solon Road
Solon, Ohio 44139
Attn: Dan Quigg
Fax: 440-914-1735

With a copy of notice to:

Mark D. Klimek
McDonald Hopkins Co., L.P.A.
2100 Bank One Center
600 Superior Avenue
Cleveland, Ohio 44114
Fax: 216-348-5474


If to the Merge Companies:
Merge Technologies Incorporated
1126 S. 70th Street, Suite 107B
Milwaukee Wisconsin 53217
Attn: Richard A. Linden, CEO
Fax: (414) 977-4200

With copies to:
Shefsky & Froelich
Attn: Mitch Goldsmith, Esq.
444 N. Michigan Avenue
Chicago, IL 60611
Fax: (312) 527-3194


<PAGE 55>


and

George S. Rosic, Esq.
Suite 800
1603 Orrington Avenue
Evanston, IL 60201
Fax: 847-328-1928

or to such other address or to the attention of such other party as the recipient party has specified by prior written notice to the other parties.

	10.11 	ENTIRE AGREEMENT.

	This Agreement (including the Exhibits and Schedules referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

	10.12 	AMENDMENTS.

	The provisions of this Agreement may be amended or waived only by a written agreement executed and delivered by each of the parties hereto. No course of dealing between the parties to this Agreement or any delay in exercising any rights hereunder will operate as a waiver of any rights of such parties.

	10.13 	TIME OF ESSENCE.

	With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

	10.14 	INCORPORATION OF EXHIBITS AND SCHEDULES.

	The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

	10.15 	ATTORNEYS' FEES; GOVERNING LAW.

	Except as otherwise specifically provided herein, the prevailing party in any action or proceeding shall be entitled to receipt of reasonable attorneys' fees from the non-prevailing party in such action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY AND INTERPRETATION OF THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO WILL BE GOVERNED BY THE INTERNAL LAW, AND NOT THE LAW OF CONFLICTS, OF THE STATE OF DELAWARE.


<PAGE 56>


	IN WITNESS WHEREOF, the parties hereto have executed and deliver this Agreement on the date first written above.



RIS LOGIC INCORPORATED			MERGE TECHNOLOGIES INCORPORATED



By: /s/  Daniel H. Quigg		By: /s/  Richard A. Linden
------------------------------------  	-----------------------------------
Daniel H. Quigg, President and CEO  	Richard Linden, President


By: /s/  Daniel H. Quigg
------------------------------------
Daniel H. Quigg, as a
Principal Shareholder

					RL ACQUISITION CORP.
By: /s/  Dr. Frank Seidelmann
------------------------------------
Dr. Frank Seidelmann, as a 		By: /s/  Richard A. Linden
Principal Shareholder			-----------------------------------
					Richard Linden, President

By: /s/  Dr. Norbert Reich
------------------------------------
Dr. Norbert Reich, as a
Principal Shareholder


<PAGE 57>


EXHIBIT 10.2



     Name(s) of Investor(s)_____________________________ Copy No.____________




                         MERGE TECHNOLOGIES INCORPORATED



                    CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM





                                     OFFER OF
                     UP TO $8,000,000 OF SHARES OF COMMON STOCK,
                              PAR VALUE $.01 PER SHARE



                                   JULY 18, 2003

                       CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                                 UP TO $8,000,000

                            MERGE TECHNOLOGIES INCORPORATED

            UP TO 680,852 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE


	Merge Technologies Incorporated, a Wisconsin corporation ("we," "us" or "our"), is offering for sale shares of Common Stock, par value $.01 per share (a "Share" or the "Shares") on a "best efforts - no minimum" basis to selected qualified investors (the "Offering"). All subscription amounts will be available immediately to us and will be used for general working capital purposes.

	The Shares sold in this Offering cannot be transferred or sold except as permitted under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, pursuant to registration or an exemption from registration under the Securities Act. See "Risk Factors" and "Description of Securities."

	THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK.  SEE "RISK FACTORS."

	THIS OFFERING IS BEING MADE SOLELY TO "ACCREDITED INVESTORS," AS SUCH TERM IS DEFINED IN REGULATION D ("REGULATION D") UNDER THE SECURITIES ACT. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND WILL BE OFFERED AND SOLD IN RELIANCE ON THE EXEMPTION FROM REGISTRATION AFFORDED BY REGULATION D AND SECTION 4(2) OF THE SECURITIES ACT AND CORRESPONDING PROVISIONS OF STATE SECURITIES LAWS.

	Payment for the Shares purchased will be due in full at the time of subscription. See "Terms of the Offering." The per Share price will be either $12.00 or $11.75 (the "Purchase Price") determined, at the time when the Company accepts the Subscription Agreement for the Shares (the "Subscription Agreement"), on whether the closing price of the Shares on the Nasdaq National Market as of the most recent close of trading (the "Closing Price") is at or above $15.00 per Share. If the last Closing Price was at or above $15.00 per Share, the Purchase Price will be $12.00 per Share and if the last Closing Price was below $15.00 per Share, the Purchase Price will be $11.75 per Share. For example, if the Company accepts the Subscription Agreement at 12:00 noon on any day, the Purchase Price will be based upon the Closing Price of the last preceding trading day; however, if the Company accepts the Subscription Agreement at 5:30 p.m. Central Time on a trading day, the Purchase Price will be based upon the Closing Price on that trading day.


<PAGE ii>


THE PURCHASE OF THE SHARES WILL ENTAIL A HIGH DEGREE OF RISK. NO PERSON SHOULD INVEST IN THE SHARES WHO IS NOT IN A POSITION TO LOSE, AND CANNOT AFFORD THE LOSS OF, HIS OR HER ENTIRE INVESTMENT. SEE "RISK FACTORS." INVESTORS WILL BE REQUIRED TO MAKE REPRESENTATIONS WITH RESPECT TO THEIR NET WORTH AND INCOME AND TO REPRESENT, AMONG OTHER THINGS, THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF LOSS OF THEIR INVESTMENT AND THAT THEY ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING, INCLUDING THE SUBSTANTIAL RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES OFFERED HEREBY.

THE COMPANY RESERVES THE RIGHT TO PAY COMMISSIONS AND FEES OF UP TO 3% OF THE DOLLAR AMOUNT OF SHARES SOLD IN THE OFFERING, AND ISSUE UP TO 35,000 SHARES OF COMMON STOCK, TO PERSONS TO WHOM THE PAYMENT OF SUCH COMMISSIONS AND FEES IS PERMITTED UNDER APPLICABLE LAW.

                        ____________________________________

THIS MEMORANDUM IS SUBMITTED IN CONNECTION WITH THE OFFERING OF THE SHARES AND MAY NOT BE REPRODUCED OR USED FOR ANY OTHER PURPOSES. ANY ACTION CONTRARY TO THESE RESTRICTIONS MAY INVOLVE A VIOLATION OF CERTAIN STATES' BLUE SKY LAWS.

MANAGEMENT HAS AGREED TO MAKE AVAILABLE, PRIOR TO THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREIN, TO EACH OFFEREE OF SHARES OR HIS REPRESENTATIVE(S) OR BOTH, THE OPPORTUNITY TO ASK QUESTIONS OF, AND RECEIVE ANSWERS FROM, MANAGEMENT OR ANY PERSON ACTING ON ITS BEHALF CONCERNING THE TERMS AND CONDITIONS OF THIS OFFERING, AND TO OBTAIN ANY ADDITIONAL INFORMATION, TO THE EXTENT MANAGEMENT POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE, NECESSARY TO VERIFY THE ACCURACY OF THE INFORMATION SET FORTH HEREIN.

THE PLACEMENT AGENT MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM (THE "MEMORANDUM").

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OF SECURITIES TO ANYONE OTHER THAN THE PERSON(S) WHOSE NAME(S) APPEAR(S) ON THE COVER. NO ONE, OTHER THAN SUCH PERSON(S), RECEIVING A COPY OF THIS MEMORANDUM MAY TREAT THE SAME AS CONSTITUTING AN OFFER TO PURCHASE AND NO SUBSCRIPTION AGREEMENT WILL BE ACCEPTED OTHER THAN FROM SUCH PERSON(S).

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS MEMORANDUM OR ANY PRIOR OR SUBSEQUENT COMMUNICATION FROM US, OUR AFFILIATES, DIRECTORS, OFFICERS AND EMPLOYEES OR ANY PROFESSIONAL ASSOCIATED WITH THIS OFFERING AS


<PAGE iii>


LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN PERSONAL COUNSEL, ACCOUNTANT AND OTHER ADVISORS AS TO LEGAL, TAX, ECONOMIC, AND RELATED MATTERS CONCERNING THE INVESTMENT DESCRIBED HEREIN AND ITS SUITABILITY FOR HIM OR HER.

NEITHER THE DISTRIBUTION OF THIS MEMORANDUM, IN WHOLE OR IN PART, NOR THE DIVULGENCE OF ANY OF ITS CONTENTS, IS PERMITTED UNLESS AUTHORIZED BY MANAGEMENT. NO OFFERING LITERATURE OR ADVERTISING, IN WHATEVER FORM, SHALL BE EMPLOYED IN THE OFFERING OF THESE SHARES, EXCEPT THE INFORMATION CONTAINED HEREIN OR AUTHORIZED BY MANAGEMENT. NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS OR GIVE ANY INFORMATION WITH RESPECT TO THESE SHARES EXCEPT THE INFORMATION CONTAINED HEREIN.

THIS MEMORANDUM DOES NOT CONSTITUTE AN OFFER OR SOLICITATION TO ANYONE IN ANY STATE OR IN ANY OTHER JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION IS NOT AUTHORIZED.

REFERENCE SHOULD BE MADE TO THE SUPPORTING DOCUMENTS AND OTHER INFORMATION FURNISHED HEREWITH FOR THE COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO. CERTAIN PROVISIONS OF SUCH AGREEMENTS ARE SUMMARIZED IN THIS MEMORANDUM, BUT IT SHOULD NOT BE ASSUMED THAT THE SUMMARIES ARE COMPLETE.

THE SALE OF THE SHARES IS SUBJECT TO THE PROVISIONS OF A SUBSCRIPTION AGREEMENT (THE "SUBSCRIPTION AGREEMENT") CONTAINING CERTAIN REPRESENTATIONS, WARRANTIES, TERMS AND CONDITIONS. ANY INVESTMENT IN THE SHARES SHOULD BE MADE ONLY AFTER A COMPLETE AND THOROUGH REVIEW OF THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT AND THE OTHER SUBSCRIPTION DOCUMENTS.


                           NOTICES REQUIRED BY STATE LAW

FOR RESIDENTS IN ALL STATES:

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY, THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE


<PAGE iv>

SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.


<PAGE v>


                                 TABLE OF CONTENTS
				-------------------
  								       Page

WHO SHOULD INVEST......................................................  1

OFFERING SUMMARY.......................................................	 4

DOCUMENTS INCORPORATED BY REFERENCE....................................  5

RISK FACTORS...........................................................  7

USE OF PROCEEDS........................................................	15

DESCRIPTION OF COMMON AND PREFERRED STOCK..............................	16

METHOD OF DISTRIBUTION.................................................	18

TERMS OF THE OFFERING..................................................	18



EXHIBITS
---------

Form of Registration Rights Agreement..................................	 A

Merger Agreement with RIS Logic Incorporated...........................  B

Subscription Documents.................................................  C

                                 WHO SHOULD INVEST
 				-------------------

	An investment in the Shares offered hereby involves a high degree of financial risk and is therefore suitable only for persons who have substantial income or net worth and are capable of evaluating the merits and risks of investing in the Shares. Moreover, the Shares are subject to restrictions on transferability and resale and may not be transferred or resold unless registered under the Securities Act and applicable state securities laws, or pursuant to exemption therefrom. Accordingly, only prospective investors who are also able to bear indefinitely the economic risk of their investment and who otherwise satisfy the suitability standards described herein will be permitted to purchase any of the Shares offered hereby.

	The Offering of these Shares has not been registered or qualified with, nor has the adequacy or accuracy of this Memorandum been reviewed or passed upon by, the Securities and Exchange Commission (the "Commission") or by any state securities administrator. This Offering is being made in reliance on certain exemptions from such registration and qualification requirements. The availability of these exemptions is dependent upon, among other things, the investment intent and qualifications of each prospective investor. In no event will the Shares be sold to purchasers who are not "accredited investors," as such term is defined in Rule 501(a) of Regulation D under the Securities Act.
An "accredited investor" includes any person or entity who we reasonably believe comes within any one of the following categories:

	(i)	An individual having a net worth with spouse (including
		automobiles, principal residence and furnishings) at the time of purchase, individually or jointly, in excess of $1,000,000; or

	(ii)	An individual whose individual income was in excess of $200,000
		in each of the two most recent years, or whose joint income with spouse was in excess of $300,000 in each of those years, and who reasonably expects his individual or joint income with such investor's spouse to reach such level(s) in the current year; or

	(iii)	An organization described in Section 501(c)(3) of the Internal
		Revenue Code of 1986, as amended (the "Code"), a corporation, partnership, or Massachusetts or similar business trust, not formed for the specific purpose of acquiring the Shares, having total assets in excess of $5,000,000 and having the power and authority to execute and comply with the terms of the Subscription Agreement; or

	(iv)	A bank, savings and loan association or other similar
		institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act); or

	(v)	An insurance company (as defined in Section 2(13) of the
		Securities Act); or

	(vi)	An investment company registered under the Investment Company
		Act of 1940; or

<PAGE 1>


	(vii)	A business development company (as defined in Section 2(a)(48)
		of the Investment Company Act of 1940) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940); or

	(viii)	A Small Business Investment Company licensed by the U.S. Small
		Business Administration under Sections 301(c) or (d) of the Small Business Investment Act of 1958; or

	(ix)	A broker or dealer registered pursuant to Section 15 of the
		Securities Exchange Act of 1934, as amended; or

	(x)	A trust with total assets in excess of $5,000,000 not formed for
		the specific purpose of acquiring Shares, whose purchase is directed by a sophisticated person (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Shares); or

	(xi)	An entity in which all of the equity owners are accredited
		investors.

	Investors will be required to represent in writing that they meet the requirements outlined above by completing and returning to us the Subscription Documents attached as an Exhibit hereto. We reserve the right to modify or extend the suitability requirements for potential investors for the Offering to comply with the requirements of all applicable state acts.

	Due to the risks inherent in an investment in the Shares offered hereby, and to comply with the provisions of the exemption from the registration and qualification requirements of the Securities Act and applicable state securities laws, we have determined that Shares will be offered and sold only to prospective investors who, prior to purchase: (a) represent that they are acquiring the Shares for their own account, for investment purposes only and not with a view to or in connection with a further resale or distribution of the Shares; (b) represent that they are aware that the Shares have not been registered or qualified under the Securities Act and applicable state securities laws and, therefore, the Shares cannot be resold unless they are registered and qualified under the Securities Act and applicable state securities laws or an exemption therefrom is available; (c) represent that they are accredited investors; (d) represent that they have such knowledge and experience in business and financial matters that they are capable of evaluating the merits and risks of, and protecting their interests in connection with, this investment; and (e) represent that they are able to bear the economic risk of a complete loss of their investment.

	The suitability standards referred to above represent minimum suitability requirements for prospective investors. Accordingly, the satisfaction of such standards by a prospective investor does not necessarily mean that the Shares are a suitable investment for him or her or that his or her subscription for the Shares will be accepted.

	We may reject the subscription of any prospective purchaser who does not represent that he or she meets such standards. In addition, we, at our sole discretion, or to the extent required by the laws of any applicable state, may require that transferees comply with these standards as a condition to substitution as a shareholder in us. In the event any Shares


<PAGE 2>


are purchased by a person or entity in a fiduciary capacity for any other person (or for an entity in which each such person is deemed to be a "purchaser" of the Shares), the suitability standards set forth above will be applicable to such other person.

	If any information furnished or representations made by a prospective investor or others acting on their behalf mislead us as to the financial or other circumstances of such investor or, if, because of any error or misunderstanding as to such circumstances, a copy of this Memorandum is delivered to a prospective investor who does not meet the suitability standards set forth above, the delivery of this Memorandum to the prospective investor will not be deemed to be an offer, and this Memorandum must be returned to us immediately.

	POTENTIAL INVESTORS ARE URGED TO CONSULT WITH THEIR OWN LEGAL AND FINANCIAL ADVISORS REGARDING THEIR INDIVIDUAL CIRCUMSTANCES AND THE SUITABILITY OF AN INVESTMENT IN US.


<PAGE 3>


                                 OFFERING SUMMARY
				------------------

OFFERING AMOUNT:	Up to $8,000,000.

PRICE PER SHARE:	The per Share price will be either $12.00 or $11.75
			(the "Purchase Price") determined, at the time when the Company accepts the Subscription Agreement for the Shares (the "Subscription Agreement"), on whether the closing price of the Shares on the Nasdaq Market as of the last close of trading (the "Closing Price") is at or above $15.00 per Share. If the last Closing Price was at or above $15.00 per Share, the Purchase Price will be $12.00 per Share and if the last Closing Price was below $15.00 per Share, the Purchase Price will be $11.75 per Share.

SECURITIES OFFERED:	We are offering up to 680,852 Shares if the Purchase
			Price is $11.75 per Share and up to 666,667 Shares if the Purchase Price is $12.00 per Share.

ELIGIBLE INVESTORS:	The Offering is being made to Accredited Investors
			only  (See "Who Should Invest").

REGISTRATION:		We are undertaking to register the Shares for resale on
			behalf of all persons who purchase Shares in the Offering.


<PAGE 4>


                         DOCUMENTS INCORPORATED BY REFERENCE
			-------------------------------------

	We are incorporating in this Memorandum by reference the following documents which we filed with the U.S. Securities and Exchange Commission ("SEC"), copies of which are publicly available or your review from the SEC website, www.sec.org, as well as from us upon request:

	1.	Annual Report on Form 10-KSB for the year ended December 31,
		2002, as amended;

	2.	Registration Statement on Form 8-A filed on January 9, 1998,
		including all amendments thereto;

	3.	Quarterly Report on Form 10-Q for the quarter ended March 31,
		2003;

	4.	Current Reports on Form 8-K filed on March 6, March 11, April
		22, April 30 and July 10, 2003;

	5.	Proxy statement for our 2003 Annual Meeting of Stockholders
		dated April 14, 2003.

	6.	All documents that we filed pursuant to Sections 13(a), 13(c),
		14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Memorandum and prior to the termination of the offer made by this Memorandum are incorporated by reference in this Memorandum and made a part hereof from the date of filing of these documents.

	Any statements contained in a document incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained herein or in any subsequently filed document which is also incorporated by reference modifies or supersedes such statements. Any such statement so modified or superseded shall constitute part of this Memorandum.

	THIS MEMORANDUM INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED OR DELIVERED WITH THIS MEMORANDUM. THESE DOCUMENTS (EXCEPT ANY EXHIBITS TO THEM) ARE AVAILABLE WITHOUT CHARGE FROM US UPON WRITTEN OR ORAL REQUEST BY ANY PERSON WHO RECEIVES THIS MEMORANDUM. REQUESTS TO OBTAIN SUCH DOCUMENTS SHOULD BE DIRECTED TO US AT 1126 SOUTH 70TH STREET, MILWAUKEE, WISCONSIN 53214, (414) 977-4000.

	Some of the statements included in this Memorandum may be considered to be "forward looking statements" since such statements relate to matters which have not yet occurred. For example, phrases such as we "anticipate," "believe" or "expect" indicate that it is possible that the event anticipated, believed or expected may not occur. Should such event not occur, then the result which we expected also may not occur or occur in a different manner, which may be more or less favorable to us. We do not undertake any obligation to publicly release the result of any revisions to these forward looking statements that may be made to reflect any future events or circumstances.


<PAGE 5>


	Investors should carefully review the items included under the subsection Risk Factors, as they relate to forward looking statements, as actual results could differ materially from those projected in the forward looking statement.


<PAGE 6>



                                   RISK FACTORS
				  --------------

	This offering involves a high degree of risk. Prospective investors should consider carefully, among other things, the following risk factors with respect to us and this offering.

WE HAVE NOT BEEN CONSISTENTLY PROFITABLE AND THROUGH 2000 INCURRED OPERATING LOSSES

	We incurred net losses of $1,919,970 in fiscal 1998, $2,898,821 in fiscal 1999 and $5,707,394 in fiscal 2000, respectively. We earned net income of $1,270,758 and $3,628,895 for the years ended December 31, 2001 and 2002, respectively. There can be no assurance that we will continue profitability in the future.

OUR OPERATING RESULTS MAY FLUCTUATE BECAUSE OF A VARIETY OF FACTORS

	Our operating results are subject to quarterly and other fluctuations due to a variety of factors. A significant portion of our business is derived from orders placed by original equipment manufacturers ("OEMs") and direct sales to healthcare customers. The timing of such orders could cause material fluctuations in our business and operating results. Additionally, healthcare capital spending and budgetary cycles could cause material fluctuations in our
direct sales from quarter to quarter.   Other factors that may cause our
operating results to fluctuate include changes in sales volumes through our distribution channels, changes in the mix of products sold, the timing of new product announcements and introductions by us and our competitors, market acceptance of new or enhanced versions of our products, availability and cost of products from our suppliers, competitive pricing pressures, the gain or loss of significant customers, increased research and development expense associated with new product introductions and economic conditions generally or in various geographic areas. All of the above factors are difficult for us to forecast, and these or other factors can materially affect our operating results for one quarter or series of quarters. In addition, our gross margins may decrease in the future as a result of increasing sales of lower margin products or services and volume discounts. We expect to continue to increase our operating expenses for personnel, marketing and new product development. If we do not achieve increased levels of sales commensurate with these increased levels of operating expenses, our business and operating results will be materially adversely affected. There can be no assurance that we will be profitable on a quarterly or annual basis. Fluctuations in operating results may also result in fluctuations in the price of our Shares.

WE MAY EXPERIENCE INCREASED CREDIT AND PAYMENT RISKS IF WE INCREASE DIRECT SALES TO END USERS AND DECREASE SALES THROUGH VALUE ADDED RESELLERS

	We currently market and sell a significant portion of our products to OEMs and value added resellers ("VARs"). We have not, in the past, experienced significant nonpayment or delays in payment on receivables from these customers. Increased direct sales to end-users, such as hospitals, may create delays in payment of receivables to us and may also increase the risk of nonpayment of receivables. We may bear increased interest expense if we experience delays in receipt of payment on receivables as a result of increased sales directly to end-users as a percentage of total sales.


<PAGE 7>


WE MAY NOT BE ABLE TO RESPOND TO TECHNOLOGICAL CHANGE

	The markets for our products are characterized by rapid technological advances and changes in customer requirements and evolving regulatory requirements and industry standards. Our future prospects will depend, in part, on our ability to enhance our medical image networking and information management products in a timely manner and to identify, develop and achieve market acceptance of new products that address new technologies and standards and meet customer needs in the medical imaging network and information management markets. There can be no assurance that we will be able to respond to technological advances, changes in customer requirements or changes in regulatory requirements or industry standards or that we will be able to develop and market new products successfully. We are subject to risks from a number of sources that could materially affect our ability to respond to technological change.

WE MAY NOT BE ABLE TO RESPOND TO CHANGES IN OUR INDUSTRY OR TO THE REQUIREMENTS OF OUR CUSTOMERS

	Because the industry in which we operate is subject to rapid technological change, we must constantly monitor industry conditions, customer preferences and other matters. Any failure by us to anticipate or to respond adequately to technological developments in our industry, changes in customer requirements, changes in regulatory requirements or industry standards, or any significant delays in the development, introduction or shipment of products, could have a material adverse effect on our business and operating results. In anticipation of new product introductions by us or our competitors, customers could refrain from purchasing our existing products. New products could render certain of our existing products obsolete. Any of these events could materially adversely affect our business and operating results. In addition, third-party payers, such as governmental programs and private insurance plans, can indirectly affect the pricing or relative attractiveness of our products by regulating the maximum amount of reimbursement that they will provide for taking, storing and interpreting medical images. A decrease in the reimbursement amounts for radiological procedures may decrease the amount which physicians, clinics and hospitals are able to charge patients for such services. As a result, adoption of new technologies may slow as capital investment budgets are reduced, thereby significantly reducing the demand for our products.

WE SELL OUR PRODUCTS TO A RELATIVELY LIMITED NUMBER OF CUSTOMERS, THE LOSS OF ONE OR MORE OF WHICH COULD MATERIALLY AND ADVERSELY AFFECT US

	We currently sell a material portion of our products to a relatively limited number of OEMs, VARs and dealers. Aggregate sales to our ten largest customers represented approximately 70%, 71%, 65%, 60% and 52% of our net sales in 1998, 1999, 2000, 2001 and 2002, respectively. During 1998, Marconi and Konica accounted for approximately 18% each of our net sales. During 1999, Marconi accounted for 17% of our net sales and Konica, Philips and Fuji accounted for approximately 11% each of our net sales. During 2000, Fuji accounted for 14% of our net sales and Philips and Marconi each accounted for


<PAGE 8>


approximately 12% of our net sales. During 2001, Philips accounted for 16%, GE accounted for 13%, and Fuji accounted for 10% of our net sales. During 2002, Philips accounted for 18% of our net sales. There can be no assurance that our current customers will continue to place orders with us or that we will be able to obtain orders from new customers. The loss of any one or more of our major customers could materially adversely affect our business and operating results. None of our customers are subject to any minimum purchase requirements, and many of our VAR and OEM customers offer competitive systems manufactured by third parties. Each of our VAR and OEM customers and dealers can cease marketing products at their respective option, and the loss of one or more significant customers could materially adversely affect our business and operating results.

WE MAY NOT BE ABLE TO EXPAND SUFFICIENTLY OUR SALES FORCE IN ORDER TO INCREASE OUR SALES TO CUSTOMERS OUTSIDE OF THE UNITED STATES OF AMERICA

	An important component of our business plan includes increasing our sales to customers outside the United States of America, which represented 36% of our net sales in fiscal 2001 and 38% of our net sales for fiscal 2002. In order to increase overseas sales, it may be necessary or desirable for us to expand our sales force or establish additional offices outside of the United States of America. The increased costs of hiring new personnel or establishing offices could have a material adverse effect on our results of operations and financial condition.

IF WE ARE UNABLE TO RETAIN OUR KEY PERSONNEL, OUR BUSINESS MAY BE HARMED

	Our continued success will depend to a significant degree upon the efforts and abilities of our senior management, in particular, Richard A. Linden, our President and Chief Executive Officer, William C. Mortimore, our founder and Chief Strategist, Gregory G. Couch, Vice President and Chief Technology Officer, Beth Frost-Johnson, Vice President, Marketing, Joseph R. Gentile, Vice President Sales - Systems Solutions, Catherine M. McCallum, Vice President - Healthcare Professional Services, Marketing, David M. Noshay, Vice President, Business Development, William L. Stafford, Vice President, Sales - OEM/VAR Solutions, Anton van Kimmenade, Vice President Service, Director European Branch, Don Quigg, President and Chief Executive Officer of RIS Logic, Inc. and Scott T. Veech, Chief Financial Officer, Secretary and Treasurer. Of these key personnel, Mr. Linden, Mr. Mortimore, Mr. Couch, Ms. McCallum, Mr. van Kimmenade and Mr. Veech have employment agreements with us.

	We carry key man life insurance in the amount of $2,000,000 on Richard
A. Linden and $2,000,000 on William C. Mortimore. We do not carry key man life insurance on any other of our officers or directors. The loss of the services of any of these persons could have a material adverse effect on us.

BECAUSE COMPETITION FOR QUALIFIED PERSONNEL IS INTENSE, WE MAY NOT BE ABLE TO RECRUIT OR RETAIN PERSONNEL, WHICH COULD IMPACT THE DEVELOPMENT AND ACCEPTANCE OF OUR PRODUCTS AND SERVICES

	Our ability to carry out our business plan depends, in part, upon our ability to hire and retain skilled sales and marketing professionals and engineering specialists. Although we believe we will be able to hire


<PAGE 9>


qualified personnel for such purposes, our inability to do so could materially adversely affect our ability to market, sell and enhance our product lines. The market for qualified experienced sales and marketing professionals and engineering specialists has historically been, and we expect that we will continue to be, intensely competitive. The inability to recruit and retain qualified employees could materially adversely affect our results of operations and financial condition.

WE HAVE BEEN ADVISED THAT A THIRD PARTY HAS THREATENED TO MAKE A CLAIM ON CERTAIN OF OUR INTELLECTUAL PROPERTY

	The Company has recently consummated the acquisition of RIS Logic Incorporated ("RIS") by merger of RIS into a solely owned subsidiary of the Company. RIS and three of its principal shareholders have made detailed representations and warranties in the merger agreement (the "Merger Agreement"), including but not limited to the warranty that none of RIS' intellectual property infringes upon the intellectual property rights of others. A copy of the Merger Agreement is attached as an Exhibit to this Memorandum.

	An escrow of 173,093 shares of common stock was established at closing to be the sole source of payment of indemnification claims other than with respect to breaches of representations and warranties associated with tax claims and the right to use all necessary intellectual property (whether pursuant to ownership, license, sublicense, contract or permission), in which event the escrowed shares would be applied as the first source of payment with respect to such breaches.

	RIS has received a demand letter from counsel for Schedule Quest, Inc., alleging that RIS has infringed on Schedule Quest's Patent No. 6389454 titled "Multi-Family Scheduling System," which is a patent addressing computerized handling of patient scheduling. The Company has retained patent counsel to address this issue. A preliminary review of this patent suggests that the RIS Logic patent does not infringe the ScheduleQuest patent, although we cannot provide any assurances in this regard, given the short time period since our receipt of this notice. Counsel for ScheduleQuest has proposed to RIS Logic's counsel that a possible business arrangement may be achieved. We will analyze our options as to whether we will choose to contest the patent or seek a license or other accommodation. We believe that, in all events, that the Merger Agreement holdback is adequate to cover any potential exposure related to such patent; however, we are unable to guarantee that this will be the case.

IF THE PROTECTION OF OUR INTELLECTUAL PROPERTY IS INADEQUATE, OUR COMPETITORS MAY GAIN ACCESS TO OUR TECHNOLOGY AND WE COULD LOSE CUSTOMERS.

	In addition to the patents which are acquired in the RIS Logic merger, we have received U. S. Patent No. 5,740,428 dated April 14, 1998, U. S. Patent No. 5,950,207 dated September 7, 1999, New Zealand Patent No. 306009 dated February 7, 1996, and Australia Patent No. 704804 dated August 12, 1999, for one aspect of our Workflow technology. A United States of America patent has been applied for Distributed Architecture for Health Care Environment, Patent Application No. 09/151902 underlying our MergeWeb Workflow technology. We have also applied for additional foreign patents; however, we generally do not rely solely on patent protection with respect to our products. Instead, we rely on


<PAGE 10>


a combination of copyright and trade secret laws, employee and third party confidentiality agreements and other measures to protect intellectual property rights pertaining to our systems and technology. There can be no assurance, however, that applicable copyright or trade secret laws or these agreements will provide meaningful protection of our copyrights, trade secrets, know-how or other proprietary information in the event of any unauthorized use, misappropriation or disclosure of such copyrights, trade secrets, know-how or other proprietary information. In addition, the laws of certain foreign countries do not protect our intellectual property rights to the same extent as do the laws of the United States of America. There can be no assurance that third parties will not assert patent, copyright or other intellectual property infringement claims against us with respect to our products or technology or other matters. Any such claims against us, with or without merit, as well as claims initiated by us against third parties, can be time-consuming and expensive to defend or prosecute and resolve. To date, we have not initiated any intellectual property infringement claims and no such claims have been asserted against us.

IF WE FAIL TO COMPLY WITH UNITED STATES OF AMERICA AND FOREIGN REGULATORY REQUIREMENTS RELATING TO OUR PRODUCTS, WE COULD BE MATERIALLY AND ADVERSELY AFFECTED

	The manufacturing and marketing of our products are subject to government regulation as medical devices in the United States of America by the United States Food and Drug Administration (the "FDA") and in other countries by corresponding foreign regulatory authorities. The process of obtaining and maintaining required regulatory clearances and approvals is lengthy, expensive and uncertain. We believe that our success depends upon commercial sales of improved versions of our products, certain of which cannot be marketed in the United States of America and other regulated markets unless and until we obtain clearance or approval from the FDA and its foreign counterparts. Failure to comply with applicable regulatory requirements could result, among other things, in warning letters, seizures of our products, total or partial suspension of our production operations, refusal of the government to grant market clearance or pre-market approval, withdrawal of approvals or criminal prosecution.

	We are also subject to other federal, state and local laws and regulations relating to safe working conditions and manufacturing practices. In addition, sales of our products outside the United States of America are subject to various foreign regulatory requirements. The extent of government regulation that might result from any future legislation or administrative action cannot be predicted. Failure to comply with domestic regulatory requirements or to obtain any necessary foreign certifications or regulatory approvals, or any other failure to comply with regulatory requirements outside the United States of America could have a material adverse effect on our business, financial condition and results of operations.

IF WE BECOME LIABLE TO ANYONE USING ANY OF OUR PRODUCTS, WE COULD SUFFER FINANCIALLY AND OUR REPUTATION AND CREDIBILITY IN OUR INDUSTRY COULD BE SERIOUSLY AFFECTED

	We have licensing agreements with certain of our customers which typically contain provisions designed to limit our exposure to potential product liability claims. However, it is possible that the limitation of liability


<PAGE 11>


provisions contained in our license agreements may not be effective under the laws of certain jurisdictions. Furthermore, although we try to include provisions limiting our exposure to product liability in our sales agreements, we are not always successful in doing so. Moreover, some of our products are sold without agreements addressing product liability claims at all. Although we have not experienced any product liability claims to date, the sale and support of products by us may entail the risk of such claims, and there can be no assurance that we will not be subject to such claims in the future. Although we have procured product liability insurance, there can be no assurance that we will continue to obtain such insurance on favorable terms or that such insurance will be sufficient to fully protect us against a successful product liability claim. A successful product liability claim brought against us could have a material adverse effect on our business, results of operations, and financial condition. Software products such as those offered by us occasionally contain errors or failures, especially when first introduced or when new versions are released. Although we conduct extensive product testing, we could in the future lose or delay recognition of revenues as a result of software errors or defects, the failure of our products to meet customer specifications or otherwise. Although, to date, our business has not been materially adversely affected by any such errors, defects or failure to meet specifications, there can be no assurance that defects will not be found in new products or releases after commencement of commercial shipments or that such products will meet customer specifications, resulting in loss or deferral of revenues, diversion of resources, damage to our reputation, or increased service and warranty and other costs, any of which could have a material adverse effect upon our business, operating results and financial condition.

WE EXPERIENCE SUBSTANTIAL COMPETITION IN OUR INDUSTRY AND OUR COMPETITORS HAVE SOME ADVANTAGES OVER US

	The markets for our products are highly competitive.

	IMAGING ACQUISITION AND CONNECTIVITY PRODUCTS. We have several competitors in the imaging acquisition and connectivity products business. These products are sold primarily to our OEM and VAR customers who could decide to build these capabilities internally or source these products from one of our competitors.

	*	In the Digital Imaging Communications in Medicine ("DICOM")
		software development tool business, we primarily compete directly and indirectly with a number of other entities, including private companies like LeadTools and the Radiological Society of North America ("RSNA"), which offers a version of DICOM (originally developed by Mallinckrodt Institute of Radiology) as "freeware" available to be downloaded without charge from the Internet, but which offers more limited features and no user support.

	*	We also face competition from picture archiving and
		communication systems ("PACS") manufacturers that have developed some of these tools internally and make them available to their customers with the purchase of a complete PACS solution.

	*	We face competition from two sources concerning our connectivity
		products. First, as legacy x-ray devices and specialty modalities like CTs and MRs are replaced with newer models, the


<PAGE 12>

		need for our connectivity products decreases because connectivity features are built into the new modalities. Secondly, several small specialty companies provide similar connectivity products to the OEMs and VARs. We anticipate competing successfully against these companies based on our quality, feature set, and service reputation, but there is no assurance that we will be successful in maintaining our current run rate for this business line.

	COMPLETED PACS OR RIS SOLUTION SALES. Our growing end-user PACS RIS solution sales may put us more directly in competition with some of existing VAR customers who resell to end-users our component products as part of their own complete PACS solution.

	Many of our current and potential PACS RIS competitors have greater resources than we have in areas including finance, research and development, intellectual property and marketing. Many of these competitors also have broader product lines and longer standing relationships with customers in the medical imaging field than those we have.

	We believe that our ability to compete successfully depends on a number of factors both within and outside of our control, including:

	*	product innovation;

	*	product quality and performance;

	*	price;

	*	experienced sales, marketing and service organizations;

	*	rapid development of new products and features;

	*	continued active involvement in the development of DICOM and
		other medical communication standards; and

	*	product and policy decisions announced by our competitors.

There can be no assurance that we will be able to compete successfully with existing or new competitors.

WE MAY NEED ADDITIONAL CAPITAL IN THE FUTURE

	We believe that existing cash, together with the availability under our working capital line of credit and future cash flows from operations, will be sufficient to execute our business plan during the next twelve months. However, any projections of future cash inflows and outflows are subject to substantial uncertainty. It may be necessary to raise additional capital to meet long-term liquidity needs. If it is determined that additional capital is needed, it will be raised by selling additional equity or raising debt from third party sources. The sale of additional equity or convertible debt securities could result in dilution to current stockholders. In addition, debt financing, if available, could involve restrictive covenants, which could adversely affect operations. There can be no assurance that any of these financing alternatives, including raising additional capital, will be available in amounts or on terms acceptable to us. If we are unable to raise any needed additional capital, we could be required to significantly alter our operating plan, which could have a material adverse effect on our business, financial condition and results of operations.


<PAGE 13>


IF WE ISSUE ADDITIONAL SHARES OF OUR COMMON STOCK IN CONNECTION WITH ANY FUTURE ACQUISITIONS OF BUSINESSES, THE OWNERSHIP IN US, AND THE VALUE OF THE SHARES OWNED BY INVESTORS COULD BE DILUTED

	We may make additional acquisitions of businesses which we believe are complementary to our business. We may make payment for such acquisitions by issuing shares of our Common or Preferred Stock or by payment in cash. If we choose to make payment in the form of shares of our Common or Preferred Stock, our existing shareholders may experience a dilution in their ownership interest in us. If we elect to make payment in the form of cash, we would have to determine whether we will use available cash or obtain additional cash from traditional bank financing, sources other than banks or the proceeds of the sale of our Common or Preferred Stock. While using debt to finance acquisitions may provide greater financial returns, it also brings with it greater risk. Should there be a downturn in the business of the target (due to numerous factors which could include normal downturns in the business cycle, the departure of key employees or key accounts, inability to integrate the target's operations into our operations, etc.), we may risk loss of our investment. Lenders and/or equity partners also may impose restrictions upon the manner in which we conduct our business.

WE MIGHT NOT BE ABLE TO INTEGRATE ANY BUSINESSES WHICH WE ACQUIRE WITH OUR BUSINESSES

	If we should acquire additional businesses, we face the risk that we may not be able to integrate such acquisitions, including the acquisitions of eFilm, Aurora and RIS Logic, successfully with our business. Should we be unable to integrate successfully any new business, we would be required either to dispose of such acquisition or attempt to change the operations of such acquisition so that it will integrate with our business. In either event, our business operations could be materially adversely affected.

WE DO NOT HAVE ANY INTENTION TO DECLARE OR PAY ANY DIVIDENDS

	We do not currently intend to declare or pay any cash dividend on our Shares in the foreseeable future and we anticipate that earnings, if any, will be used to finance the development and expansion of our business. Any payment of future dividends and the amounts thereof will be dependent upon our earnings, financial requirements and other factors deemed relevant by our Board of Directors, including our contractual obligations.

ANY ADDITIONAL PREFERRED STOCK WHICH WE ISSUE COULD HAVE RIGHTS AND PREFERENCES THAT COULD ADVERSELY AFFECT HOLDERS OF OUR COMMON STOCK

	Our Articles of Incorporation (the "Articles") authorize the issuance of "blank check" Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, our Board of Directors will have the authority to issue up to 5,000,000 shares of Preferred Stock and to determine the price, rights, preferences and privileges of those shares without any further vote or action by the shareholders. We issued certain shares of our Preferred Stock in connection with our purchases of Interpra Medical Imaging Network Ltd., a corporation incorporated under the laws of the Province of Ontario, now known as Merge


<PAGE 14>


Technologies Canada Ltd. (hereinafter referred to as "Interpra"), and eFilm.
As of the date of this Memorandum, we have issued one share of Special Voting Preferred Stock in connection with a voting trust with a financial institution (the "Interpra Trustee") established for the benefit of holders of Interpra Exchangeable Shares, 131,594 of which are outstanding as of the date of this Memorandum. We also have issued one share of Series 2 Special Voting Preferred Stock in connection with another voting trust with a financial institution (the "eFilm Trustee") established for the benefit of holders of eFilm Exchangeable Shares, 940,000 of which are outstanding as of the date of this Memorandum. There are no other shares of Preferred Stock of any other series presently outstanding. The Special Voting Preferred Stock and Series 2 Special Voting Preferred Stock both allow the Interpra Trustee and the eFilm Trustee to vote at meetings of Common Stockholders. As of the date of this Memorandum, the Interpra Trustee has 25,635 votes with regard to the Special Voting Preferred Stock and the eFilm Trustee has 649,760 votes with regard to the Series 2 Special Voting Stock. The rights of the holders of Shares presently may be materially adversely affected by the rights of the holders of any additional Preferred Stock that may be issued in the future. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock. In addition, if we issue more Preferred Stock with voting rights, the voting rights of Common Stockholders would be diluted. In any event, the Common Stockholders' percentage of equity ownership in us will be reduced if we issue more Preferred Stock.

ANTITAKEOVER MEASURES

	Our Articles and Bylaws, along with Wisconsin statutory law, contain provisions that could discourage potential acquisition proposals and might delay or prevent a change in control of us. Such provisions could result in us being less attractive to a potential acquirer and could result in shareholders receiving less for their Shares than otherwise might be available in the event of a takeover attempt.

                                 USE OF PROCEEDS
				-----------------

	We will use all of the proceeds received from the sale of the Shares for general working capital purposes.


                    DESCRIPTION OF COMMON AND PREFERRED STOCK
		   -------------------------------------------

	Our authorized capital stock consists of 30,000,000 shares of Common Stock, par value $.01 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which we have designated 1,000,000 shares as Series
A Preferred Stock, one share as Special Voting Preferred Stock and one share as Series 2 Special voting Preferred Stock. As of the date of this Memorandum, there were outstanding 11,130,462 shares of Common Stock (inclusive of the Common Stock held in escrow per the RIS merger agreement), no shares of Series A Preferred Stock, one share of Special Voting Preferred Stock and one share of Series 2 Special Voting Preferred Stock. For further information concerning


<PAGE 15>


the merger with RIS Logic and Shares allocated to RIS Logic's common stockholders, warrantholders and optionholders, see the Merger Agreement with RIS Logic attached hereto as Exhibit B.

	The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation (the "Articles") and By-Laws, copies of which are available for review upon request.


COMMON STOCK
-------------

	Holders of Common Stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders. The Common Stock does not have cumulative voting rights, which means that the holders of a majority of voting shares voting for the election of directors can elect all of the members of the Board of Directors. The Common Stock has no preemptive rights and no redemption or conversion privileges. Subject to any preferences of any outstanding Preferred Stock, the holders of the outstanding shares of Common Stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may, from time to time, determine, and upon liquidation and dissolution are entitled to receive all assets available for distribution to the stockholders. A majority vote of shares represented at a meeting at which a quorum is present is sufficient for all actions that require the vote of stockholders. All of the outstanding shares of the Common Stock are fully-paid and nonassessable.


PREFERRED STOCK
----------------

	Our Board of Directors may, without further action by our stockholders, from time to time, issue shares of the Preferred Stock in series and may, at the time of issuance, determine the rights, preferences, and limitations of each series. Any dividend preference of any Preferred Stock which may be issued would reduce the amount of funds available for the payment dividends on Common Stock. Also, holders of the Preferred Stock would normally be entitled to receive a preference payment in the event of any liquidation, dissolution, or winding-up us before any payment is made to the holders of Common Stock. Under certain circumstances, the issuance of such Preferred Stock may render more difficult or tend to discourage a merger, tender offer, proxy contest, the assumption of control by a holder of a large block of our securities, or the removal of incumbent management. Although we presently have no plans to issue any additional shares of the Preferred Stock, the Board of Directors, without stockholder approval, may issue the Preferred Stock with voting and conversion rights which could adversely affect the holders of Common Stock.

	Series A Preferred Stock. All previously issued Series A Preferred Stock has been converted into Shares and, as a result, there are no outstanding shares of Series A Preferred Stock. Holders of Series A Preferred Stock are entitled to receive dividends at the rate of 8% per annum, payable in quarterly installments, provided that we have funds legally available to pay such dividends. If we are liquidated, holders of Series A Preferred Stock are entitled to receive a liquidation preference in an amount equal to the stated value of the Series A Preferred Stock less any distributions of assets and funds distributed to holders of Series A Preferred Stock, including dividends and/or redemption proceeds from redemptions of Series A Preferred Stock, and including all accrued and unpaid dividends.


<PAGE 16>


	The Series A Preferred Stock ranks senior to the Common Stock and all other Preferred Stock which is junior to the Series A Preferred Stock.

	The Series A Preferred Stock is convertible, at any time and from time to time at the sole discretion of the holder of Series A Preferred Stock, into Common Stock at the rate of one share of Series A Preferred Stock for one share of Common Stock, subject to adjustment as set forth in our Certificate of Designations for the Series A Preferred Stock. Upon the occurrence of both of
(i) the closing bid price of our Common Stock at $4.00 or more for 30 consecutive trading days on the Nasdaq SmallCap Market or any other exchange or trading market on which our Common Stock is traded and (ii) registration of the Common Stock underlying the Series A Preferred Stock with the Securities and Exchange Commission, then the Series A Preferred Stock automatically converts into Common Stock.

	The Series A Preferred Stock will be adjusted in the event of a capital reorganization or reclassification, consolidation, merger or other business combination.

	Each Share of Series A Preferred Stock is entitled to cast a number of votes equal to the number of shares of Common Stock into which each share of Series A Preferred Stock is convertible. Holders of Series A Preferred Stock and Common Stockholders are entitled to vote as one class on all matters as to which shareholders are entitled to vote, unless otherwise provided by applicable law.


OPTIONS AND EXCHANGEABLE SHARES
--------------------------------

	Reference is made to our Proxy Statement for the 2003 Annual Meeting for information concerning outstanding options. In addition, certain former stockholders of e-Film and Interpra were issued shares exchangeable into shares of our Common Stock. As of the date of this Memorandum, holders of e-Film exchangeable shares have the right to receive up to 649,760 Shares and holders of Interpra exchangeable shares have the right to receive up to 25,635 Shares.

LIMITATION OF DIRECTOR LIABILITY
--------------------------------

	Our Bylaws require us to indemnify, to the full extent permitted by the Wisconsin Business Corporation Law (the "WBCL"), any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us or is or was serving at our request as a director or officer of any other corporation or enterprise.

	The WBCL requires indemnification against expenses actually and reasonably incurred by any director (or person serving in certain capacities at another entity at the corporation's request) in connection with a proceeding against such person for acting in such capacity to the extent that the person has been successful on the merits or otherwise. In cases where the director was not successful on the merits or otherwise, the WBCL requires a corporation to indemnify the party against liability incurred in a proceeding against such person for acting as a director, unless the director breached or failed to perform a duty owed to the corporation and the breach or failure to perform constituted any of the following: (a) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the


<PAGE 17>


director or officer has a material conflict of interest; (b) a violation of the criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; or (d) willful misconduct

	The WBCL permits, but does not require, advancement of expenses of a director (i.e., payment prior to a determination of the merits), but requires that any director seeking such payment must confirm in writing their good faith belief that they have not breached or failed to perform their duties to the corporation and must undertake to repay such expenses if it is ultimately determined that he is not entitled to indemnification. The WBCL also provides that the statute's indemnification provisions apply to any claims alleging violation of securities laws.


                              METHOD OF DISTRIBUTION
			     ------------------------

	The Shares are being offered for sale on our behalf solely to "accredited investors" by the Placement Agent, in reliance upon an exemption from registration under the Securities Act and Regulation D promulgated thereunder, to the extent applicable for sales of securities not involving any public offering, as well as similar exemptions contained in the securities laws of the various states. We reserve the right to pay expenses and fees associated with the offering, as referenced in the forepart of this Memorandum, as well as associated legal fees of our counsel and reasonable legal fees and closing costs of our investors.


                              TERMS OF THE OFFERING
			     -----------------------
	We are hereby offering up to $8,000,000 of Shares on a "best efforts - no minimum" basis. All subscription amounts will be available immediately to us and will be used for general working capital purposes. We have agreed to register the Shares for resale by purchasers pursuant to a Registration Rights Agreement which is included hereto as Exhibit A.

	An investor purchasing Shares will make payment, in full, at the time of subscription.


<PAGE 18>


EXHIBIT 99.1


[MERGE EFILM LOGO]

NEWS RELEASE
For Immediate Release

Contact: Scott Veech, CFO
	 Richard Linden, President & CEO
        (414) 977-4000


                      MERGE EFILM RAISES $8 MILLION IN CASH


Milwaukee, WI, July 24, 2003 - Merge Technologies Incorporated (NASDAQ: MRGE), d.b.a. Merge eFilm, today announced today that it has raised $8 million in cash via the sale of 667,000 shares of its common stock for $12.00 per share. The private placement was made to several strategic institutional investors.

Richard Linden, Merge's President and CEO, said, "We are pleased to be adding high-quality investors to our growing group of institutional owners, prudently leveraging market conditions that yielded favorable terms which allowed us to strengthen our cash position. Our continued growth and strong financial performance has led to a steady increase in investment community exposure and interest in our company. The combination of our cash reserves, the newly raised cash, and our $5M line of credit provides Merge eFilm with a strong balance sheet and the financial flexibility for strategic growth."

The newly issued shares of common stock have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States in
the absence of an effective registration statement.   The company has agreed
to register the shares issued to the investors.


# # #


<PAGE 1>


About Merge eFilm
Merge eFilm is a global healthcare software and services company focused on delivering a suite of RIS/PACS software solutions and professional services to hospitals and imaging centers. Our strength lies in our ability to automate, integrate and replicate optimal workflow for everyone involved in the care of the patient. For more than sixteen years, Merge eFilm has leveraged its healthcare IT, clinical and engineering experience to create elegant and affordable solutions that improve the clinicians' productivity and enhance the
quality of the care they provide.   For additional information, visit our web
sites at www.merge-efilm.com and www.rislogic.com


Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties, including the risk that the proposed transaction may not close. When used in this press release, the words: believes, intends, anticipates, expects, and similar expressions are intended to identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements based on a number of factors, including, but not limited to, risks in product and technology development, market acceptance of new products and continuing product demand, the impact of competitive products and pricing, changing economic conditions, credit and payment risks associated with end-user sales, dependence on major customers, dependence on key personnel, and other risk factors detailed in filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.


<PAGE 2>
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